             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1998

                                                 REGISTRATION FILE NO. 333-32029
                                                  REGISTRATION FILE NO. 333-5733

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                 FORM SB-2/A2

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
              (AMENDMENT NO. 1 TO REGISTRATION FILE NO. 333-3209)
      (POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION FILE NO. 333-5733)

                         -----------------------------
                       VITAFORT INTERNATIONAL CORPORATION
       (Exact name of small business issuer as specified in Its Charter)

         DELAWARE                             5149                      68-0110509
(State or other Jurisdiction        (Primary Standard Industrial     (I.R.S. Employer
Incorporation or Organization)         Classification Number)        Identification No.)

                      1800 AVENUE OF THE STARS, SUITE 480
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 552-6393
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                         -----------------------------

                         MARK BEYCHOK, PRESIDENT & CEO
                       Vitafort International Corporation
                      1800 Avenue of the Stars, Suite 480
                             Los Angeles, CA  90067
                                 (310) 552-6393
(Name, address, including zip code and telephone number, including area code, of agent for service)
                         -----------------------------

                       COPIES OF ALL COMMUNICATIONS TO:

                             FRANK J. HARITON, ESQ.
                           The Empire State Building
                          350 Fifth Avenue, Suite 3000
                              New York, NY  10118
                           Telephone: (212) 695-6000
                           Facsimile: (212) 563-3101

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC FROM TIME TO TIME AFTER THE
                                                ---------------------------
EFFECTIVE DATE
--------------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
                                            Proposed         Proposed
                                            Maximum          Maximum           Amount of
Title of Securities      Amount to be       Price            Aggregate         Registration
to be registered          Registered      Per Share*      Offering Price*         Fee**
-------------------------------------------------------------------------------------------
  Common Stock,
   par value
  $.0001 per
    share                2,174,377          $.835          $1,815,486.50         $550.15
===========================================================================================


* Based on the closing bid price of the common stock on the NASDAQ Electronic Bulletin Board on April 30, 1998, as to shares of common stock and based on the exercise price of options for shares issuable upon the exercise of options.


**   Calculated pursuant to Rule 457(h).

     There is also registered hereunder such additional shares of Common Stock, par value $.0001, as may be issuable based upon any adjustment of the conversion price of the preferred shares held by the Selling Security Holders.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective in such date as the Commission, acting pursuant to said Section 8(a) shall determine.

                             CROSS REFERENCE SHEET
                      UNDER ITEM 501 (c) OF REGULATION S-B

ITEM AND NUMBER                                                 LOCATION IN PROSPECTUS
--------------------------------------------------------------------------------------------------
 1.   Front of Registration Statement                        Front of Registration Statement
      and Outside Front Cover of Prospectus                  and Outside Front Cover of Prospectus
 2.   Inside Front and Outside Back                          Inside Front and Outside Back
      Cover Pages of Prospectus                              Cover Pages of Prospectus
 3.   Summary Information and Risk Factors                   Prospectus Summary and Risk Factors
 4.   Use of Proceeds                                        Use of Proceeds
 5.   Determination of Offering Price                        Not Applicable
 6.   Dilution                                               Not Applicable
 7.   Selling Security Holders                               Selling Stockholders
 8.   Plan of Distribution                                   Plan of Distribution
 9.   Legal Proceedings                                      Legal Proceedings
10.   Directors, Executive Officers, Promoters               Management
      and Control Persons
11.   Security Ownership of Certain                          Principal Stockholders
      Beneficial Owners and Management
12.   Description of Securities                              Description of Securities
13.   Interest of Named Experts and Counsel                  Experts; Counsel
14.   Disclosure of Commission Position                      Statement of Indemnification
      on Indemnification For Securities Act Liabilities
15.   Organization Within Last Five Years                    Business of the Company
16.   Description of Business                                Business of the Company
17.   Management's Discussion and Analysis                   Management's Discussion and Analysis of
      or Plan of Operation                                   Financial Condition and Results of Operations
18.   Description of Property                                Business of the Company - Property
19.   Certain Relationships and Related Transactions.        Certain Transactions
20.   Market for Common Equity and Related                   Market for Common Equity and Related
      Stockholder Matters                                    Stockholder Matters
21.   Executive Compensation                                 Management - Executive Compensation
22.   Financial Statements                                   Financial Statements
23.   Changes in and Disagreements With                      Change of Auditors
      Accountants on Accounting and
      Financial Disclosure

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
----------

                      VITAFORT INTERNATIONAL CORPORATION

                                 COMMON STOCK
                              ($.0001 PAR VALUE)
                       8,078,799 SHARES OF COMMON STOCK
                    OFFERED BY CERTAIN SELLING STOCKHOLDERS

     This Prospectus relates to 8,078,799 shares of Common Stock which consists of:
          (a) 500,000 shares of Common Stock issued in a private placement transaction in February, 1997.
          (b) 1,893,939 shares reserved for issuance upon conversion of shares of preferred stock issued in April and May, 1997, including shares of common stock which may be issued upon exercise of certain options to be granted by the Company in connection with the mandatory conversion of such preferred stock.
          (c) 177,500 shares issuable upon exercise of options granted to consultants in February, April, and May, 1997
          (d) 80,000 shares of Common Stock issued in private placement transactions in the last half of 1993.
          (e) 164,250 shares of Common Stock previously issued, and 20,000 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions in January 1994.
          (f) 1,399,583 shares of Common Stock previously issued, and 1,677,220 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions between September of 1995 and January of 1996.
          (g) 110,000 shares of Common Stock previously issued, and 110,000 shares of Common Stock issuable, if at all, upon the exercise of options, issued in private placement transactions in May of 1996.
          (h) 481,244 shares of Common stock previously issued, and 395,750 shares of Common Stock issuable, if at all, upon the exercise of options, issued in debt to equity conversion agreements between September 1995 and January 1996.
          (i) 956,456 shares of Common Stock issuable, if at all, upon the exercise of stock purchase options issued to various vendors, employees, lenders and consultants to the Company, and 17,857 shares issued as a result of the exercise of such options. See "Selling Stockholders."
          (j)  95,000 shares of stock issued to consultants during 1997.

          The shares of Common Stock may be offered for sale, from time to time, by the Selling Stockholders or by donees, pledgees, transferees, or other successors in interest through ordinary brokerage transactions in the over-the-counter market, either directly or through brokers or to dealers, in private sales, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Selling Stockholders, and not the Company, will pay or assume all applicable brokerage commissions or other costs of sale as may be incurred in the sale of such securities. See "Selling Stockholders" and "Plan of Distribution".
          The Company will assume no responsibility for the sale of the shares of Common Stock of the Selling Stockholders, nor can there be any assurances that a liquid trading market will exist for the sale of the shares of Common Stock to be offered by the Selling Stockholders. See "Risk Factors."

          The Company's Common Stock is traded in the over-the-counter market and is quoted on the OTC Electronic Bulletin Board maintained by NASDAQ under the symbol "VRFT". On April 30, 1998, the closing price bid for the Common Stock on the OTC Electronic Bulletin Board was $1.03 per share.
          All share and per share information in this Prospectus reflects a one for twenty reverse stock split, effective October 4, 1996.
          ------------------------------------------------------------
 THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                         SEE "RISK FACTORS" ON PAGE 4.
          ------------------------------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
          ------------------------------------------------------------

                   THE DATE OF THIS PROSPECTUS IS MAY 7, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, DC 20549, and at the Commission's regional offices located at 13th Floor, Seven World Trade Center, New York, New York 10048; 10960 Wilshire Boulevard, Suite 1710, Los Angeles, California 90024, and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the Commission at 450 5th Street, N.W., Washington, DC 20549, at prescribed rates. The Company is an electronic filer under the EDGAR (Electronic Data Gathering and Retrieval) system maintained by the Commission. The Commission maintains a web site (http:/www.sec.gov.) on the Internet that contains reports, proxy and information statements and other information regarding Companies that file electronically with the Commission. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006.

     The Company has filed with the Commission a registration statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                                  THE COMPANY

     Vitafort International Corporation (the "Company" or "Vitafort") is in the business of developing, and marketing fat free, low fat, and reduced fat bakery snacks that would be marketed under Company owned trademarks. Vitafort does not own any production facilities, so established contract manufacturers (co-packers) are utilized to manufacturer these branded products developed by the Company. The Company's principal products are a variety of products marketed under the Auburn Farms and Natures Warehouse trademarks and Fudgets and Caketts marketed under the Vitafort name. The Company recently expanded its product line to include salty snacks and began utilizing its new trade name AVENUE OF THE STARS(TM) to sell products connected to motion picture licenses. The first effort, connected with "The Lost World: Jurassic Park" was introduced into the marketplace in November, 1977.

     The Company's fat free and low fat snack items are based upon the Company's proprietary formulas and are developed in conjunction with its co-packers. The Company seeks to protect its proprietary information through confidentiality agreements with employees, suppliers and manufacturers. These products are made from generally available ingredients, which are then converted into the Company's products.

     The Company's principal executive offices are located at 1800 Avenue of the Stars - Suite 480, Los Angeles, California 90067 and its telephone number is
(310) 552-6393.

                               PROSPECTUS SUMMARY

THE COMPANY
     Vitafort International Corporation (the "Company" or "Vitafort") is in the business of developing, manufacturing and marketing fat free and low fat bakery snacks that would be marketed under Company owned trademarks. Vitafort does not own any production facilities, so established contract manufacturers (co-packers) are utilized to manufacture these branded products developed by the Company. The Company's principal products are a variety of products produced under the Auburn Farms and Natures Warehouse trademarks and Fudgets and Caketts marketed under the Vitafort name, and snack foods and licensed products sold under its Avenue of the Stars name.

     The Company's fat free and low fat snack items are based upon the Company's proprietary formulas and are developed in conjunction with its co-packers. The Company seeks to protect its proprietary information through confidentiality agreements with employees, suppliers and manufacturers. These products are made from generally available ingredients, which are then converted into the Company's products.

THE OFFERING
     Up to 8,078,799 shares offered by the Selling Security Holders.

SHARES OUTSTANDING
             Before the Offering       After the Offering
                6,953,850 (1)             12,302,917 (1)

     (1) Includes 2,847,934 previously issued shares which are offered hereby and shares issuable upon exercise of options and conversion of preferred stock.

CAUTIONARY STATEMENT FOR PURPOSES OF "SAFE HARBOR PROVISIONS" OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

EXCEPT FOR HISTORICAL FACTS, ALL MATTERS DISCUSSED IN THIS PROSPECTUS, WHICH ARE FORWARD LOOKING, INVOLVE A HIGH DEGREE OF RISKS AND UNCERTAINTIES. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, COMPETITIVE PRESSURES FROM OTHER FOOD COMPANIES AND WITHIN THE GROCERY INDUSTRY, THE IMPACT OF QUALITY PROBLEMS EXPERIENCED IN 1996, THE LACK OF ADEQUATE CAPITAL TO FUND CONTINUING OPERATIONS, ECONOMIC CONDITIONS IN THE COMPANY'S PRIMARY MARKETS AND OTHER UNCERTAINTIES DETAILED FROM TIME-TO-TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.


SUMMARY FINANCIAL INFORMATION

     The following table sets forth, for the periods and at the dates indicated, certain summary financial information for the Company. Such data have been derived from, and should be read in conjunction with, the financial statements of the Company, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.

     The Company's independent public accountants included an explanatory paragraph in their opinion as of December 31, 1997 and 1996 uncertainty reflecting the Company's ability to continue to operate as a "going concern". Should the Company be unsuccessful in raising capital, it may be forced to curtail and/or suspend operations. See Note 2 of Notes to the Consolidated Financial Statements for the year ended December 31, 1997 for additional information. The Company received $6,750,000 in full and complete settlement from the Keebler arbitration on July 5, 1997. See Note 16 of Notes to the Consolidated

Financial Statements for the year ended December 31, 1997 for an explanation of the total Keebler transaction.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                  YEARS ENDED
                                                  DECEMBER 31
                                                  -----------
                                              1997           1996
                                              ----           ----
Net revenue                               $ 1,995,317     $ 5,285,149
Costs and expenses:
    Cost of sales                           1,896,410       6,870,120

    Selling, general and
     administrative                         2,672,946       2,721,321

    Research and development                  337,806         737,044

    Marketing                               1,239,460       3,029,480

    Loss from operations                   (4,151,305)     (8,072,816)

    Other income (expenses)                    15,210         (45,650)

    Litigation recovery, net of costs       4,748,946               0

    Net income (loss)
     allocable to common shareholders     $   203,867     $(8,122,815)

    Net income (loss) per share                  $.03          $(1.58)

    Weighted average common shares          5,831,404       5,133,665


                                         DECEMBER 31,      DECEMBER 31,
                                            1997              1996

CONSOLIDATED BALANCE SHEET DATA:
    Working capital (deficit)            $1,503,938       $(1,217,296)
    Total assets                          3,912,263         1,836,514
    Total liabilities                     1,634,266         2,330,343
    Stockholders' equity (deficit)        2,277,997          (493,829)



                                  RISK FACTORS

THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THEREFORE, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AFFECTING THE BUSINESS OF THE COMPANY, PRIOR TO MAKING ANY INVESTMENT THEREIN, AS WELL AS OTHER MATTERS SET FORTH ELSEWHERE IN THIS PROSPECTUS.

LIMITED RELEVANT OPERATING HISTORY

     The Company was formed in 1986 and until May 1993 the Company was in the business of formulating and developing value-added foods and beverages for third parties and marketing branded seafood. In May 1993, these businesses were discontinued and later in 1993 the Company disposed of these businesses. In September 1993 the Company installed new management and entered the business of developing and marketing branded low fat and fat-free foods using proprietary formulations. In June 1994 the Company commercially introduced its principal product, a line of fat-free brownies under the brand name "Fudgets". Other products were introduced or acquired in 1996 and 1997. The Company's business did not achieve profitability during 1996 or 1997.

CONTINUING LOSSES

     The Company incurred losses from operations of $8,072,816 in 1996, and $4,151,305 in 1997. For the year ended December 31, 1997, the Company has working capital of $1,503,938 and a net capital of $2,277,997. The Company is slow and has been delinquent in paying its accounts payable and other obligations. The Company's auditors have included an explanatory paragraph in their report for the year ended December 31, 1997, indicating there is substantial doubt regarding the Company's ability to continue as a going concern. Although the Company generated a profit before income taxes in 1997, the profit was derived from the arbitration in the Keebler litigation. There can be no assurance that the Company will be profitable in the future. Furthermore, future revenues and profits, if any, will be dependent on many factors, including, but not limited to, the Company's ability to expand its operations in a timely manner to meet demand, need for additional financing, competition from other makers of low fat or fat-free products and market acceptance of the Company's products. If the Company is not able to significantly improve its operating results, it may be required to cease or substantially curtail its operations.

LIEN ON ASSETS

     Pursuant to a Loan and Security Agreement between the Company and Coast Business Credit ("Lender"), all of the Company's assets are subject to a lien which secures inventory and receivable financing. As of December 31, 1996 and March 31, 1997, the Company was in violation of certain covenants in that it had not maintained minimum tangible net worth of at least $1,500,000 and minimum working capital of $1,000,000. Should the Lender exercise its rights under the Agreement, it may request customer payments be made directly to it, sell the finished goods inventory at auction, and seize and sell the fixed assets of the Company until the obligation has been satisfied. As of December 31, 1997, the Company was again in compliance with the covenants in the Loan and Security Agreement.

POSSIBLE NEED FOR ADDITIONAL FINANCING

     The Company's capital requirements associated with the introduction and development of new products and the marketing of existing products have been and will continue to be substantial. The Company anticipates (based on management's internal forecasts and assumptions related to operations) that its existing capital resources may not be sufficient to permit it to develop or acquire new products and complete the marketing thereof. The Company is, therefore, likely to require additional financing to execute its business plan. However, no assurance is given that the Company would be able to obtain additional financing when needed, or that, if available, such financing would be on terms acceptable to the Company. In any such financing, the interests of the Company's existing security holders, including purchasers of shares offered hereby, could be substantially diluted.

WORKING CAPITAL SHORTAGES

     During the latter portion of 1996 and the first two quarters of 1997, the Company's operations were curtailed as a result of working capital shortages. The Company has experienced working capital shortages from time to time in the past. While the Company's working capital position was greatly improved by the receipt of the proceeds of the Keebler arbitration, no assurance can be given that working capital shortages will not occur in the future.

NEED FOR MARKET ACCEPTANCE AND DEPENDENCE ON A LIMITED NUMBER OF PRODUCTS

     Consumer preferences for snack foods in general, and for fat-free and low-fat foods in particular, are continually changing and are extremely difficult to predict. In 1997, the Company derived approximately 62% of its revenues from the sale of the Auburn Farms and Natures Warehouse lines of products and approximately 38% of its revenues from the sale of Fudgets and Caketts. There can be no assurance that the Company's products will a) achieve a significant degree of market acceptance; b) will be sustained for any significant period; or
c) that the product life cycles will be sufficient to permit the Company to recover start-up and other associated costs. Failure of the Company's products to achieve or sustain market acceptance could have a material adverse effect on the Company's business, financial condition and results of operations. Certain of the Company's products, particularly Fudgets and Caketts, had their market acceptance materially adversely affected by the mold problem, principally associated with Keebler.

COMPETITION

     The market for snacks is large and highly competitive. Competitive factors in the snack industry include product quality and taste, brand awareness among consumers, access to supermarket shelf space, price, advertising and promotion and variety of snacks offered. The Company's fat-free and low-fat products are priced higher than traditional snacks. As a result, price erosion due to competitive factors could have a material adverse effect on the Company.

     The Company also competes with a number of manufacturers in the fat-free and low-fat portion of the industry, including Health Valley Foods, Nabisco (Snackwell's) and Pepperidge Farms (Greenfield). Additional competitors include regional and private label snack companies. Potential entrants in the fat-free and low-fat snack food market segment include the national competitors and private label competitors.

DEPENDENCE ON KEY EXECUTIVE OFFICERS AND OTHER QUALIFIED PERSONNEL

     The Company is highly dependent on certain key personnel, including Mark Beychok, its President and Chief Executive Officer. Other key employees are Jack Spencer, Chief Operating Officer and Chief Financial Officer, and John Coppolino, Executive Vice President. The loss of one or more key personnel could have a material adverse effect on the Company's business, financial condition and results of operations. The Company has key man life insurance on Mr. Beychok and Mr. Spencer. The recruitment, retention and motivation of skilled executives, sales and technical personnel and other employees are important to the Company's operations. Although the Company has not experienced significant problems in recruiting and retaining qualified personnel, there can be no assurance that it will not encounter such problems in the future.

AVAILABILITY OF SHELF SPACE

     The majority of the Company's sales are made through supermarkets, and the Company expects supermarket sales to constitute a significant portion of its future sales. Such sales are affected by access to shelf space, which is limited. Food retailers typically seek concessions, allowances or other discounts from food manufacturers and suppliers, such as the Company and its distributors, in return for shelf space. The Company believes that it may have to incur such expenditures in the future in order to obtain or retain shelf space for its products. Should the Company be unable, financially, to incur such costs, it could be limited in its ability to increase sales volume. Such expenditures, if significant, could adversely affect the Company's business, financial condition and results of operations.

PAST DISPUTES WITH CONTRACT MANUFACTURERS

     In order to achieve economies of scale and production flexibility the Company has entered into contract manufacturing agreements with established food manufacturers, which have the facilities for the production of its products. The Company does not, itself, own or operate any production facilities. In the event of a contract dispute between the Company and any of these contract manufacturers, or if any contract manufacturer experiences an interruption in its business as a result of labor disputes, acts of God or a similar occurrence over which the Company has no control, such an event could materially and adversely affect the Company's business. Past financial restraints have hampered the Company's ability to respond to production manufacturers financial requirements on a timely basis, resulting in significant problems receiving production quantities timely. In addition, the Company has experienced quality control problems at certain of its past contract manufacturers, particularly the Keebler Company, which may continue to adversely effect its goodwill. The Company was recently engaged in legal proceedings with former co-packers. During the pendency of these proceedings, the Company's ability to procure products in response to customer demand was materially impaired which resulted in a substantial loss of goodwill. No assurance can be given that the Company will not, in the future, have its results again adversely effected by disputes with its contract manufacturers.

PENDENCY OF LEGAL PROCEEDINGS

     As set forth under the heading "Legal Proceedings", the Company is engaged in several legal proceedings. An adverse finding in certain of these proceedings could have a material adverse effect on the Company. See Note 13 to the financial statements ended December 31, 1997 for additional information concerning all legal proceedings.

MANAGEMENT OF POSSIBLE GROWTH

     The Company intends to expand its operations during 1998 and thereafter, through the expansion of its sales and marketing capacity, the addition of new products and the expansion and addition of distribution channels. There can be no assurance that the Company will have sufficient financial and management resources necessary to support the capital outlays and logistical difficulties posed by such growth as they may occur.

COORDINATION OF PRODUCT SUPPLY AND DISTRIBUTION

     If the Company is to be successful, it must match its production capacity to the demand for its products in a timely manner and maintain its distribution system. The Company has no long-term contracts with its distributors. The Company has previously experienced problems both with a slowing of demand and resulting excess capacity, as well as with sharp increases in demand and resulting shortages of capacity. Efforts by the Company to increase production rapidly in order to meet sharp increases in demand have sometimes resulted, and could in the future result, in additional expenses that materially increase the cost of goods sold and reduce profitability. The occurrence of any of these events would likely have a material adverse effect on the Company's business, financial condition and results of operations, as well as on its distribution relationship and prospects.

LIMITED PRODUCT SHELF LIFE

     Because the Company's fat-free products have a limited shelf life, the Company cannot produce significant inventories for later sale. As a result, manufacture, distribution and marketing of these products require a high degree of coordination. Should the Company be unsuccessful in coordinating such functions, the Company could be adversely affected by reduced sales volume.

NEED FOR IMPROVED OPERATING CONTROLS

     To improve its results, the Company must continue to implement and improve its financial, accounting and management information systems and to hire, train, motivate and manage its employees. A failure to improve management controls would have a material adverse effect on the Company's business, financial condition and results of operations, and on its ability to execute its business strategy successfully.

LACK OF PATENTS, DEPENDENCE ON TRADEMARKS AND PROPRIETARY RIGHTS

     The Company's success is dependent to some degree on its ability to preserve its trademarks and operate without infringing upon the proprietary rights of third parties. The Company has registered various trademarks in the United States. No assurance can be given as to the degree of protection the trademarks will afford or the Company's ability to avoid violating or infringing upon any trademarks issued to others. Defense and prosecution of trademark objections can be expensive and time consuming, even in those instances in which the outcome is favorable to the Company, and can result in the diversion of resources from the Company's other activities. An adverse outcome could subject the Company to significant liabilities to third parties, require the Company to obtain licenses from third parties or require the Company to cease any related product development activities or sales. The Company is seeking to determine whether its various formulas and procedures are patentable in the United States. No assurance can be given, however, that such steps will adequately protect the Company. Should there be an adverse outcome resulting from a dispute, the outcome could impede the Company's ability to continue to operate.

     The Company's success is also dependent upon the skills, knowledge and experience (none of which is patentable) of its technical personnel. To help protect its rights, the Company requires all employees to enter into confidentiality agreements that prohibit the disclosure of confidential information to anyone outside the Company. There is no assurance, however, that these agreements will provide adequate protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. While the loss of any member of the technical staff could impede development in the short term, the greater concern is the lack of protection afforded the Company.

POSSIBLE IMPACT OF GOVERNMENT REGULATION

     The packaged food industry is subject to numerous federal, state and local government regulations, including those relating to the preparation, labeling and marketing of food products. The Company is particularly affected by the recently enacted Nutrition Labeling and Education Act ("NLEA"), which requires specified nutritional information to be disclosed on all packaged foods. In addition, the NLEA, which is administered by the Food and Drug Administration ("FDA"), strictly regulates the standards that must be met to make a claim that a product is "fat-free" or "low-fat." In addition, the FDA standards could conceivably be lowered further or reduced to zero. Changes in fat content could adversely affect the taste and texture of the Company's products and their acceptability to consumers, which could adversely affect the Company's sales and results of operations. Labeling standards imposed by certain other countries may vary from those in the United States. Were the Company to be found to have violated any regulations applicable to it, such finding could materially adversely affect its ongoing operations And curtail its business significantly.

EFFECT OF PENNY STOCK RULES

     The Common Stock of the Company currently trades on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "NASD"). Under the Securities Enforcement and Penny Stock Reform Act of 1990, the Common Stock is defined as a "penny stock" because its market price is below $5.00. However, it does meet the requirements of one of the exemptions from such definition in that its net tangible assets exceed $2,000,000. Additional disclosures are required related to the market for penny stocks and for broker-dealers to effect trades in a penny stock. In the absence of the Company's obtaining NASDAQ listing, the Common Stock and the liquidity of an investment in the Common Stock will be impaired. The Common Stock could not be included in NASDAQ unless the price of the Common Stock came to exceed $3.00 per. Accordingly, no assurance can be given that the Common Stock will be included in
NASDAQ in the foreseeable future and the Common Stock.   If the net tangible
assets of the Company were to drop below $2,000,000, the Company would again become a "penny stock." Furthermore, even if the Common Stock were to be included in NASDAQ, no assurance can be given that the Company will be able to comply with the criteria for continued listing which include, among other things, stockholder's equity in excess of $1,000,000 and assets in excess of $2,000,000. Consequently, the effect of these rules may restrict the ability of broker-dealers to sell the Common Stock and may affect the ability of holders of Common Stock to sell their shares in the secondary market.

POSSIBLE ILLIQUIDITY OF SHARES

     The market for the Company's Common Stock on the OTC Bulletin Board has at
times been limited and sporadic.   The OTC market is smaller than other
securities markets, and prices for OTC securities are not generally published in the news media. Information about the Company and transactions in the Company's shares may be more limited on the OTC market. The limitations of the trading market for the Company's Common Stock and of the OTC Bulletin Board may materially adversely affect the liquidity of the market for the Company's
Common Stock.

LACK OF DIVIDENDS

     The Company has never paid any dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. Any future dividends on the Common Stock will be dependent on the earnings of the Company, if any, and its financial requirements as well as the dividend priorities of the outstanding Series of Preferred Stock.


                                USE OF PROCEEDS

     The Company will realize no proceeds on the sale of Common Stock by the Selling Stockholders. Proceeds from the exercise of the Options covered herein, if any, will be added to the Company's working capital to be used for future sales and marketing efforts and for potential acquisitions, if any.

                             SELLING STOCKHOLDERS

     The following table sets forth the name of each Selling Stockholder, the nature of his position, office, or other material relationship to the Company for the past three years and the number of shares of Common Stock of each such Selling Stockholder (1) owned of record as of January 14, 1998; (2) which are to be offered hereunder; (3) which are to be owned by each such Selling Stockholder assuming the sale of all shares offered hereunder; and (4) the percentage of outstanding shares of Common Stock to be owned by each Selling Stockholder after the sale of the shares to be offered hereunder. There can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus.

                                         NUMBER OF       NUMBER OF      NUMBER OF       PERCENTAGE OF
                                       SHARES OWNED    SHARES TO BE    SHARES OWNED     COMMON STOCK
                                       PRIOR TO THE     SOLD IN THE     AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER              OFFERING        OFFERING        OFFERING       THE OFFERING
------------------------------------   -------------   -------------   ------------   -----------------
Credit Suisse                            500,000 (1)        500,000            0                   0
Sovereign Partners, L. P.                      0 (1)      3,086,210 (1)        0                   0
Dominion Capital Fund, Ltd.                    0 (1)      1,284,851 (1)        0                   0
NET Financial International, Ltd.        127,500 (2)        127,500 (2)        0                   0
Kurt Martin Consulting                   125,000 (3)        125,000 (3)        0                   0

                                         NUMBER OF       NUMBER OF      NUMBER OF       PERCENTAGE OF
                                       SHARES OWNED    SHARES TO BE    SHARES OWNED     COMMON STOCK
                                       PRIOR TO THE     SOLD IN THE     AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER              OFFERING        OFFERING        OFFERING       THE OFFERING
------------------------------------   -------------   -------------   ------------   -----------------
Popa, Radu                                 2,000 (4)          2,000 (4)        0                   0
Ponte, Antonio RAIFINANZ A.G.                  0 (4)          2,000 (4)        0                   0
Fraser, Bill                                   0 (4)          6,091 (4)        0                   0
Ator, Bryon                                    0 (4)          3,125 (4)        0                   0
Nicolaou, Chris                                0 (4)          2,500 (4)        0                   0
Schumar, Christy                               0 (4)          1,500 (4)        0                   0
Cohig & Associates                             0 (4)          8,121 (4)        0                   0
Credit des Alpes                               0 (4)          8,333 (4)        0                   0
Keefover, Cynthia                              0 (4)          2,606 (4)        0                   0
Duquette, Dan                                  0 (4)         14,415 (4)        0                   0
Ukkstead, Daniel                               0 (4)          1,250 (4)        0                   0
Carson, D'Anne                                 0 (4)            250 (4)        0                   0
Fink, David H., Trustee David H. Fink          0 (4)         25,000 (4)        0                   0

                                         NUMBER OF       NUMBER OF      NUMBER OF       PERCENTAGE OF
                                       SHARES OWNED    SHARES TO BE    SHARES OWNED     COMMON STOCK
                                       PRIOR TO THE     SOLD IN THE     AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER              OFFERING        OFFERING        OFFERING       THE OFFERING
------------------------------------   -------------   -------------   ------------   -----------------
Rice, David R.                                 0 (4)       5,000 (4)            0                   0
Patterson, Dennis                              0 (4)      10,000 (4)            0                   0
Lenauer, Don                                   0 (4)      12,500 (4)            0                   0
Wohl, Don                                      0 (4)      20,000 (4)            0                   0
Johnson, Donald                                0 (4)       6,500 (4)            0                   0
Dornbush Mensch Mandelstam &                   0 (4)      15,000 (4)            0                   0
E&M RP Trust                                   0 (4)       4,500 (4)            0                   0
Wallick, Ed                                    0 (4)         250 (4)            0                   0
Hankins, Evelyn L.
 IRA, First Trust Corp.                        0 (4)      10,000 (4)            0                   0
Food Integrated Technology, Inc.               0 (4)       4,500 (4)            0                   0
Kassner, Fred                                  0 (4)       2,250 (4)            0                   0
Power, Gary L.                                 0 (4)      10,000 (4)            0                   0
McCuster, Glenn A.                             0 (4)      18,750 (4)            0                   0
Vink, Jack                                     0 (4)       1,827 (4)            0                   0
Kuijper, Jacob                                 0 (4)       2,030 (4)            0                   0
Pahlavan, Jalil                                0 (4)      33,333 (4)            0                   0
Sanders, James S.                              0 (4)      21,250 (4)            0                   0
JDK & Associates                               0 (4)     100,000 (4)            0                   0
Day, Jeanette                                  0 (4)       5,000 (4)            0                   0
Catsimitidis, John                             0 (4)       4,500 (4)            0                   0
Berg, Ken                                      0 (4)      13,750 (4)            0                   0
Stuart, Kimberly                               0 (4)         250 (4)            0                   0
Martin, Kurt                                   0 (4)      30,000 (4)            0                   0
Delvechia, Linda                               0 (4)       1,500 (4)            0                   0
Seeds, Loyal & Leta                            0 (4)       5,000 (4)            0                   0
Pavon, Marianne                                0 (4)       1,000 (4)            0                   0
Okamoto, Merrick                               0 (4)      12,250 (4)            0                   0
Rasmovich, Michael & Laura Trustees            0 (4)       3,360 (4)            0                   0
Knowles, Michael A.                            0 (4)      15,000 (4)            0                   0
Ricci, Paola                                   0 (4)           0 (4)            0                   0
Swim, Paul                                     0 (4)       5,000 (4)            0                   0
Bi-Coastal Corporation                         0 (4)      17,857 (4)            0                   0
Blowitz, Peter                                 0 (4)      14,866 (4)            0                   0
Furla, Peter                                   0 (4)       5,000 (4)            0                   0
Leahy, Peter J. IRA                            0 (4)      10,000 (4)            0                   0
Sasaki, Randy                                  0 (4)       4,998 (4)            0                   0
Kaplan, Richard                                0 (4)      44,953 (4)            0                   0
Faust, Robert & Judy                           0 (4)      24,800 (4)            0                   0
Brown, Robert                                  0 (4)       7,467 (4)            0                   0
Bier, S.F. & Company                           0 (4)           0 (4)            0                   0
Liolios, Scott                                 0 (4)       4,848 (4)            0                   0
Merrell, Scott P.                              0 (4)       5,000 (4)            0                   0
Rice Sandberg,
 Soni M & Jeffrey D. Rice,                     0 (4)       5,000 (4)            0                   0
Furla, Spero                                   0 (4)       5,000 (4)            0                   0
Reid, Steven B. & Janet M.                     0 (4)      12,500 (4)            0                   0
Lewis, Terry                                   0 (4)      22,500 (4)            0                   0
The Cook Revocable Living Trust                0 (4)       5,000 (4)            0                   0
Galanis, Themis G.                             0 (4)       5,000 (4)            0                   0
Farmer, Thomas                                 0 (4)       6,250 (4)            0                   0
Temple, Tim                                    0 (4)       5,250 (4)            0                   0
Poindexter, Todd                               0 (4)         500 (4)            0                   0

                                         NUMBER OF       NUMBER OF      NUMBER OF       PERCENTAGE OF
                                       SHARES OWNED    SHARES TO BE    SHARES OWNED     COMMON STOCK
                                       PRIOR TO THE     SOLD IN THE     AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER              OFFERING        OFFERING        OFFERING       THE OFFERING
------------------------------------   -------------   -------------   ------------   -----------------
Toluca Pacific Securities                      0 (4)       7,333 (4)             0                   0
Gribben, Trent                                 0 (4)       1,950 (4)             0                   0
Peters, Troy                                   0 (4)       2,233 (4)             0                   0
ATCOLP Investment Partners, LP                 0 (4)     164,250 (4)             0                   0
Lack, Walter J.                                0 (4)       6,250 (4)             0                   0
Levi, Wayne J.                                 0 (4)       7,467 (4)             0                   0
West America Securities Corporation            0 (4)       3,945 (4)             0                   0
Westside Casting Studios, Inc.                 0 (4)       5,000 (4)             0                   0
Henry, William O.E.                            0 (4)       2,250 (4)             0                   0
Vuletic, Zarko & Irma                          0 (4)       5,000 (4)             0                   0
Arrow Marketing, Inc.                          0 (4)      18,750 (4)             0                   0
Cooper, Scott                                  0 (4)      10,850 (4)             0                   0
Schonfeld, Steve                               0 (4)       2,500 (4)             0                   0
Campbell, Malcolm                              0 (4)       2,250 (4)             0                   0
Pollon, Joff                                   0 (4)      12,500 (4)             0                   0
Luke, Robert                                   0 (4)      37,500 (4)             0                   0
Corporate Relations Group, Inc.                0 (4)           0 (4)             0                   0
Natural Specialties                            0 (4)       5,500 (4)             0                   0
George, Robert & Associates, Inc.              0 (4)           0 (4)             0                   0
Marathon Marketing                             0 (4)       1,500 (4)             0                   0
National Brokers/Phoenix                       0 (4)         750 (4)             0                   0
Michael Theodore Brokerage                     0 (4)         300 (4)             0                   0
Manna Brokerage                                0 (4)          50 (4)             0                   0
Newmarket Sales                                0 (4)          25 (4)             0                   0
Mitzvah Marketing                              0 (4)          13 (4)             0                   0
Snell, Albert                                  0 (4)      54,167 (4)             0                   0
Damaske, Charles R.                            0 (4)      20,000 (4)             0                   0

                                         NUMBER OF       NUMBER OF      NUMBER OF       PERCENTAGE OF
                                       SHARES OWNED    SHARES TO BE    SHARES OWNED     COMMON STOCK
                                       PRIOR TO THE     SOLD IN THE     AFTER THE     TO BE OWNED AFTER
NAME OF SELLING STOCKHOLDER              OFFERING        OFFERING        OFFERING       THE OFFERING
------------------------------------   -------------   -------------   ------------   -----------------
Hunt, Cornelius                                0 (4)       4,000 (4)             0                   0
Schrager, David                                0 (4)       2,500 (4)             0                   0
Bartlett, Gary                                 0 (4)       6,125 (4)             0                   0
McLain, Gerard J.                              0 (4)       5,000 (4)             0                   0
La Jolla Securities Corp.                      0 (4)      11,005 (4)             0                   0
Washington, Larry D., Jr.                      0 (4)      20,000 (4)             0                   0
Graham, Robert B.                              0 (4)      50,000 (4)             0                   0
Zuffrey, Roger                                 0 (4)      12,500 (4)             0                   0
Guptill, William K.                            0 (4)       2,500 (4)             0                   0
Courson, Robert                           30,000          30,000                 0                   0
Harpel, James                             50,000          50,000                 0                   0
Nesicolacci, Tracey                      120,000         120,000                 0                   0
Woods, Myung                              25,000          25,000                 0                   0
Michel's Bakery                           70,000          70,000                 0                   0

(1) Issuable on conversion of preferred stock and stock options which are not exercisable until August 10, 1998. See "Description of Securities - 1997 Series A Preferred Stock" for a discussion of the terms of the Conversion of the 1997 Series A Preferred Stock.

(2) Issuable upon exercise of options with an exercise price of $1.00 per share.

(3) Issuable upon exercise of options with an exercise price of $1.00 per share.

(4) These amounts include the shares underlying warrants and options not yet exercised.



                              PLAN OF DISTRIBUTION

     The Selling Stockholders have advised the Company that they may offer and sell the shares of Common Stock offered hereby from time to time in broker's transactions, individually negotiated transactions or a combination thereof at market prices prevailing from time to time. The precise amounts and timing of sales, if any, of the shares offered hereby will be determined by each Selling Shareholder in his sole discretion from time to time.

     The Company has agreed to bear the costs of registering the shares of Common Stock offered hereby under the Securities Act of 1933, as amended.

     Each Selling Shareholder will deliver a Prospectus in connection with the sale of shares of Common Stock offered hereby.

     The sale of the shares of Common Stock offered hereunder is not being underwritten. Sales may be made by each of the Selling Stockholders in broker's transactions (in which the brokers will charge no more than their usual and customary commissions) or otherwise at prices and at terms then prevailing or at prices related to the then current market price of the Common Stock, or in negotiated transactions. In this regard, the shares may be sold in one or more of the following types of transactions: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated prior to any sale. Each of the Selling Stockholders advised the Company that he has not entered into any selling arrangement with any security dealer or broker. The Selling Stockholder offering and selling the Common Stock and any broker or dealer participating in any such distribution may be deemed to be an "underwriter" (as defined in the 1933 Act, as amended) with respect to such sales.

     On or prior to the effective date, each of the Selling Stockholders as a condition to the inclusion of his shares herein shall be required to represent and warrant to, and agree with the Company that, during such time as he or she may be engaged in a distribution of the shares of Common Stock offered hereunder, such Selling Stockholder will, among other things, (a) not engage in any stabilization activity in connection with the Company's securities, (b) furnish each broker or dealer through whom or which he offers securities copies of the Prospectus, as may be required, (c) inform such broker or dealer as to the number of shares of Common Stock he is selling, that such securities are part of a distribution and that he is subject to the provisions of Rule 10b-6 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), (d) report weekly to the Company all sales, pledges and other dispositions of the shares of Common Stock covered hereby if any such shall have occurred, and (e) not bid for, or purchase, any Company securities other than as permitted under the Exchange Act.

     Each of the Selling Stockholders has been advised by the Company that he or she may not, during any period during which the shares of Common Stock are being offered, use or disseminate information concerning the Company other than this Prospectus. In addition, each of the Selling Stockholders has confirmed that he has no material adverse information with regard to the current and prospective operations of the Company except as may be disclosed in this Prospectus, and that the reason prompting the sale of any securities by any Selling Stockholder is to realize cash from time to time for investment, business or personal reasons.

     The Company has agreed that it will furnish the Selling Stockholders a reasonable number of copies of this Prospectus.



                    MARKET FOR THE COMPANY'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS

     The Company's common stock, redeemable warrants (each of which entitles the holder to purchase one-twentieth of one share of common stock at a price of $2.375 or $47.50 per share through the close of business on October 31, 1997, or an earlier redemption date) and units (each of which is comprised of three shares pre-reverse split and .15 shares post reverse split of common stock and two redeemable warrants) traded on the National Association of Securities Dealers, Inc., Automatic Quotation System ("NASDAQ") from December 19, 1989, the effective date of the Company's Registration Statement on Form S-18, until August 27, 1992. At that time, the Company fell below the net asset requirement for continued listing and was subsequently disqualified. Since such date, the Company's securities have traded on the Electronic Bulletin Board maintained by NASDAQ. Prior to December 19, 1989, there was no market for the Company's securities. The table below sets forth the high and low closing bid prices for the common stock, redeemable warrants and units during the period January 1, 1995 to December 31, 1996, as reported on the Electronic Bulletin Board; and, as adjusted to take into effect a one-for-twenty reverse stock split effected on October 4, 1996. The quotations represent inter-dealer quotations without adjustment for retail mark-ups, mark-downs or commissions and may not represent actual transactions:

PERIOD                   COMMON STOCK               WARRANTS                UNITS
                        HIGH       LOW           HIGH      LOW          HIGH      LOW
1st Quarter 1995       $16.875    $11.250       $0.188    $0.063       $4.000    $1.500

2nd Quarter 1995       $13.750    $ 5.625       $0.125    $0.063       $4.000    $0.250

3rd Quarter 1995       $ 8.125    $ 3.125       $0.188    $0.188       $1.125    $0.250

4th Quarter 1995       $ 8.438    $ 1.875       $0.188    $0.188       $1.125    $0.250

1st Quarter 1996       $14.063    $ 5.938       $0.050    $0.010       $1.625    $0.250

2nd Quarter 1996       $ 7.188    $ 4.688       $0.010    $0.010       $1.000    $1.000

3rd Quarter 1996       $ 6.250    $ 2.813       $0.010    $0.010       $1.000    $0.500

4th Quarter 1996       $ 4.063    $ 0.875       $0.010    $0.010       $0.500    $0.500

1st Quarter 1997       $ 2.297    $ 0.875       $0.010    $0.010       $0.500    $0.500

2nd Quarter 1997       $ 1.625    $ 0.625       $0.010    $0.010       $0.500    $0.500

3rd Quarter 1997       $ 1.844    $ 0.813       $0.010    $0.010       $0.500    $0.500

4th Quarter 1997       $ 1.750    $ 0.750       $0.010     *           $0.500    $0.500

1st Quarter 1998       $ 1.468    $ 0.687       $ 0.010    *           $0.500    $0.500

*       Less than $ 0.010

The above amounts have been retroactively adjusted for a 1 for 20 reverse stock split, which occurred on October 4, 1996.

     On April 30, 1998, the closing bid prices for the common stock, as reported by the NASDAQ Electronic Bulletin Board, was $1.03. The Company has been advised that there are no current quotations available for the Warrants or Units.

     At the close of business on March 17, 1998, there were approximately 400 holders of record of the common stock and approximately 40 holders of record of the redeemable warrants.

     The Company has not paid any dividends on the common stock since inception and intends to retain any future earnings for the development of its business. Future dividends on the common stock, if any, will be dependent upon the Company's earnings, financial condition, the dividend priority of any preferred shares and other relevant factors as determined by its Board of Directors.

     No dividends were paid on Series B Convertible Preferred Stock during 1996 or 1997. Cumulative unpaid dividends on the Series B Convertible Preferred Stock as of December 31, 1997 totaled $25,000. During August 1996, the holder of 500 of the then 1,500 issued and outstanding shares of Series B Convertible Preferred Stock converted his shares and all accrued dividends thereon into 2,500 shares of Common Stock (as adjusted for the reverse stock split effected in October 1996). The conversion of the Series B Preferred Shares was in accordance with the formula set forth in the Certificate of Designation for such security and the accrued dividends were converted at the market price for the Common Stock at the date of the conversion. In March 1996, the 672.5 shares of Series D Convertible Preferred Stock and all accrued dividends thereon were converted to Common Stock at $.375 per share ($7.50 as adjusted for the reverse stock split). All unpaid dividends on the preferred stock must be paid before dividends can be paid on the Common Stock.


                            SELECTED FINANCIAL DATA


     The following selected financial data for each of the two years in the period ended December 31, 1996 and 1997 are derived from, and should be read in conjunction with the Company's audited financial statements, including the notes thereto, included elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:

                                                 YEARS ENDED
                                                 DECEMBER 31,
                                                 ------------
                                             1997            1996
                                             ----            ----
Net sales                                   $1,995,317    $ 5,285,149

Gross profit (loss)                             98,907     (1,584,971)

Net income (loss)                              473,031     (8,122,815)

Net income (loss) allocable to common       $  203,867    $(8,122,815)
 shareholders

Net income (loss) per share                      $ .03        $ (1.58)

Weighted average common shares               5,831,404      5,133,665

BALANCE SHEET DATA:

                                    DECEMBER 31, 1997   DECEMBER 31, 1996
Working capital (deficit)            $1,503,938          $(1,217,296)
Total assets                          3,912,263            1,836,514
Total liabilities                     1,634,266            2,330,343
Stockholder's equity (deficit)        2,277,997             (493,829)

                MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT FOR PURPOSES OF "SAFE HARBOR PROVISIONS" OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

EXCEPT FOR HISTORICAL FACTS, ALL MATTERS DISCUSSED IN THIS PROSPECTUS, WHICH ARE FORWARD LOOKING, INVOLVE A HIGH DEGREE OF RISK AND UNCERTAINTY. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, COMPETITIVE PRESSURES FROM OTHER FOOD COMPANIES AND WITHIN THE GROCERY INDUSTRY, THE IMPACT OF QUALITY PROBLEMS EXPERIENCED IN 1996, THE LACK OF ADEQUATE CAPITAL TO FUND CONTINUING OPERATIONS, ECONOMIC CONDITIONS IN THE COMPANY'S PRIMARY MARKETS AND OTHER UNCERTAINTIES DETAILED FROM TIME-TO-TIME IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS.


YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------

          The 1997 year can best be characterized as one of regrouping and re-energizing. The first half of the year was spent in attempting to salvage deteriorating customer and broker relationships resulting from product returns due to mold, the inability to ship complete orders as a result of liquidity problems created, in no small way, by the mold problem, and the broker dissatisfaction and their lack of commissions from a lack of paid sales. In addition, management focus was clearly on the preparation for the arbitration involving Keebler. That effort was rewarded when the arbitration finally resulted in the Company receiving $6,750,000 in cash in July 1997. See Note 16 to the Consolidated Financial Statements for a detailed explanation of the costs associated with the recovery.

          The second half of 1997 was devoted to repairing the damages done to the Company's customers and brokers. These efforts involved detailed reconciliation of customer accounts, discussions by senior management with the merchandising managers of these customers to resolve any major disputes, and the final settlement of a business relationship, with at least an understanding going forward of how future transactions in general would be handled.

          In product development, the Company began, after June 1997, to focus on products to be introduced in the last quarter of 1997 and in 1998. The first product was a reformulation of the existing toaster pastry products marketed under the name Toast'N Jammers, plus the addition of two new frosted flavors named Apple Cobbler and Cinnamon Toast. The new flavors increased the line to a total of eight: frosted and unfrosted strawberry, cherry and blueberry, plus apple cobbler and cinnamon toast. The new formulation was introduced after Thanksgiving and the customer response to the flavors has been excellent. Additionally, the Company began the reformulation of its chocolate truffles marketed under the name Juliette's Private Collection. The reformulation was completed in the last quarter of 1997 and the first two truckloads of product were shipped around Christmas. Other products under development are scheduled for introduction in the first half of 1998.

          The Company used the remainder of 1997, after the Keebler award, to improve its vendor relationships by negotiating multiple monthly payment schedules for some of the Company's major creditors. This process, which occurred over a three month period, resulted in deferred payment schedules being negotiated for over $650,000 of the Company's liabilities.

NET SALES

          The liquidity issues which created inventory availability problems and the continued fallout from the mold significantly reduced sales in 1997 compared to 1996. In 1997 sales were $1,995,317 compared to $5,285,149 in 1996, a reduction of $3,289,832 or 62.2% of 1996 sales. Fudgets and Caketts, marketed under the name Vitafort and the products associated with the mold, represented $3,751,858 of 1996 sales or 71.0% of the total, while in 1997 the products represented $754,408 or 37.8% of total 1997 sales. The decline of $2,997,450 for these products represents almost the entire reduction between 1996 and 1997. In addition, sales of Auburn Farms brands products decreased by $300,624 due to the problems discussed above which resulted in the Company not being able to ship complete and timely orders.

GROSS PROFIT

          Gross profit in 1997 was $98,907 or 5.0% of sales, compared to a gross loss of $1,584,971 in 1996, an increase of $1,683,878 from 1996 to 1997. The improvement of gross profit in 1997 over 1996 is due, in large part, to products returned in 1996, sales of products in 1996 at less than list price, and product that was destroyed in 1996 because it was not saleable. The product returns due to mold continued to be a source of margin erosion. In addition, the lack of customer acceptance of the Company's Fudgets and Caketts manifested itself in reduced customer sales of other products. The Company also began experiencing serious customer complaints resulting in chargebacks of Auburn Farms and Nature's Warehouse products, which in some cases were shipped to the customer prior to the acquisition of Auburn Farms brands and reformulations by the Company. Finally, the reduced volume of sales translated to increased inventory levels since some of the co-packers have minimum production quantities. The increase in inventory levels created further margin erosion as the Company was then forced to sell the products at prices which, for the most part, were at or slightly above inventory cost. For the Company to achieve higher gross margins, it must increase its sales volume to eliminate selling inventory with short expiration periods, which requires selling to liquidators at less than normal list price.


OPERATING EXPENSES

RESEARCH AND DEVELOPMENT

          In 1997, product development expenses were $337,806 compared to $737,044 for the same period in 1996, a reduction of $399,238 or 54%. The decrease is due in part to the reduced emphasis in the first half of 1997 because of the financial difficulties of the Company. Also, the Company made the decision to work in conjunction with its co-packers in developing new products or enhancing existing products. These joint efforts resulted in reduced cost to the Company plus the added benefit of having the co-packer who will be the ultimate manufacturer, also be an integral part of the development process and thus "take ownership" of the program along with the Company. The reduction in staff, $102,790, the closing of the office in Petaluma, California, $185,755, and the reduction in travel, $107,920, accounted for approximately $396,000 of the total reduction between 1997 and 1996.

SALES AND MARKETING

          The lack of sales is reflected in the reduction in sales and marketing expenses from $3,029,480 in 1996 down to $1,239,460 in 1997, a reduction of $1,790,020 or 59.1%. The reduction in promotion, advertising, and product introduction fees of $1,436,873 between 1996 and 1997 are due in large part to the Company's decision to defer new product development and related expenditures and to use advertising and promotion dollars only where there is likely to be measurable value. The other cost reductions in staffing and related expenses, $69,255, and travel, $207,626, are primarily the result of the problems in the first half of the year associated with the liquidity issue and the continued customer complaints.

GENERAL AND ADMINISTRATIVE

          The effort expended in the Keebler arbitration and in improving the systems, procedures, and administrative functions is evident by the fact that the general and administrative expenses were $2,672,946 in 1997 and $2,721,321 in 1996, a reduction of $48,375. The emphasis on Keebler and the settlement of the other various legal cases reduced overall legal expenses by $28,964 after taking into account the payment by Keebler of $767,000 against the legal fees and costs as part of the overall settlement. In addition, the liquidity problems in the first part of 1997 and the decision by the Company not to replace certain administrative staff positions resulted in a reduction in payroll and related expenses, including consulting, of $43,611 in 1997 compared to 1996. While this reduction is consistent with the Company's effort to reduce expenses, as the business level increases in the future, such continued cost saving measures will be difficult to maintain.

INCOME TAXES

          As of December 31, 1997, the Company had unused Federal and California net operating loss carryforwards of approximately $19,600,000 and $6,400,000, respectively, available to offset future Federal taxable income and future California taxable income. In addition, the Company had unused research and experimental credits of $44,000 and $26,000 for Federal and California state purposes. The unused net operating loss and credit carryforwards expire in various amounts through the year 2012. In contrast to Federal net operating losses, only 50% of the California net operating losses incurred subsequent to December 31, 1986 may be carried forward. The California net operating losses will expire in various amounts through the year 2002.

          Net deferred tax assets of approximately $7,605,000 resulting from net operating losses, tax credits and other temporary differences have been offset by a valuation allowance since management cannot determine whether it is more likely than not such assets will be realized.

          Due to restrictions imposed by the Internal Revenue Code regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the above-mentioned net operating losses may be limited as a result of changes in stock ownership. The annual utilization of these losses is limited to an amount equal to the estimated fair value (for income tax purposes) of the Company at the point of stock ownership change, multiplied by the long-term tax-exempt rate then in effect. The annual limitation has not been quantified at this time.


INTEREST INCOME AND EXPENSE


          Interest income was $78,070 in 1997 and $49,319 in 1996. The loan proceeds from the Keebler arbitration have been invested in short term government securities which do not carry high interest rates, but are almost risk free.

          Interest expense was $214,690 in 1997 compared to $50,509 in 1996. The increase is due primarily to the lending arrangement with Coast Business Credit which has a $15,000 per month minimum interest clause in the contract. In 1997, this amount represented $180,000 of the total interest expense.

LIQUIDITY AND CAPITAL RESOURCES


                                                                DECEMBER 31,
                                                            1997           1996
                                                         -----------   ------------

          Net Cash From (Used In) Operations             $1,790,893    ($5,523,462)
          Net Cash Used in Investing Activities            (214,095)      (172,896)
          Net Cash Provided By Financing Activities         433,371      4,568,819
          Working Capital (Deficit)                       1,503,938     (1,217,296)

          Although the cash position has improved significantly due to the arbitration settlement, the Company is still under pressure to maintain and improve its financial condition and has yet to generate profitable operations.

          The Company is continuing to repair the relationships with its brokers and customers (distributors), but the effort involved is both time consuming on management's part and costly in that the effort detracts time which could otherwise be spent procuring orders. Although the vendor relationships are now stable, the Company may again jeopardize this area should the liquidity problem again become extreme.

          The Company has suffered recurring losses from operations as of December 31, 1997. Although the Company has raised additional capital after year-end 1997 (see Note 15 to the Consolidated Financial Statements), it has not generated sufficient revenue-producing activity to sustain its operations. The Company's independent certified public accountants have included a modification to their opinion which indicates there is substantial doubt about the Company's ability to continue as a going concern. See "Note 2" to the Consolidated Financial Statements for additional information. The Company is attempting to raise additional capital to meet future working capital requirements, but may not be able to do so. Should the Company not be able to raise additional capital, it may have to severely curtail operations.

          The Company is reducing its cost of sales by centralizing the warehousing of its products in a single location and negotiating lower rates with existing manufacturers or by selecting another competent less expensive producer. In addition, the Company increased prices on the majority of its products effective August 1, 1997 and changed its terms of sale to F.O.B. the Company's warehouse. The Company also eliminated the cash discount for prompt payment since most customers were taking the discount beyond the terms. The Company has also introduced reformulated products at the end of 1997 and plans to introduce new products in 1998. These steps, coupled with improvements in subcontract manufacturing quality control and quality assurance and monitoring improvements in Company internal control and communications with respect to product returns and deductions, should improve the Company's prospects to achieve profitability.

          As of December 31, 1997, the Company had unused Federal and California net operating loss carryforwards of approximately $19,600,000 and $6,400,000, respectively, available to offset future Federal taxable income and future California taxable income. In addition, the Company had unused research and experimental credits of $44,000 and $26,000 for Federal and California state purposes. The unused net operating loss and credit carryforwards expire in various amounts through the year 2012. In contrast to Federal net operating losses, only 50% of the California net operating losses incurred subsequent to December 31, 1986 may be carried forward. The California net operating losses will expire in various amounts through the year 2002.

          Net deferred tax assets of approximately $7,605,000 as of December 31, 1997 resulting from net operating losses, tax credits and other temporary differences have been offset by a valuation allowance since management cannot determine whether it is more likely than not such assets will be realized.

          Due to restrictions imposed by the Internal Revenue Code regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the above-mentioned net operating losses may be limited as a result of changes in stock ownership. The annual utilization of these losses is limited to an amount equal to the estimated fair value (for income tax purposes) of the Company at the point of stock ownership change, multiplied by the long-term tax-exempt rate then in effect. The annual limitation has not been quantified at this time.


CREDIT FACILITY

          In August 1996, the Company entered into a revolving credit facility with Coast Business Credit, that provides a credit line of up to $4,000,000 subject to certain covenants. Advances made to the Company under the facility are based on a certain percentage of eligible accounts receivable, as defined, and a certain percentage of eligible inventory, as defined. The amount of inventory advances under the facility cannot exceed $500,000. The initial term of the facility ends August 1998, with automatic renewals thereafter for one year periods. Advances under the facility bear an interest rate at the Bank of America NT plus 3%, and are secured by a first priority lien on all of the Company's assets. Minimum interest charges are currently $15,000 per month.
The Company paid $40,000 to the institution upon execution of the agreement, and $40,000 to a facilitator in connection with the placement of the loan.

          The Company is using the proceeds of advances under the facility to help meet its current working capital requirements. The amount due, under this credit facility, was $440,022 on December 31, 1996, and $60,757 on December 31, 1997.

          As of December 31, 1996 and subsequently, the Company was in violation of certain covenants in that it had not maintained minimum tangible net worth of at least $1,500,000 and minimum working capital of $1,000,000. If the Lender had exercised its rights under the Agreement, it could have requested customer payments be made directly to it, sold the finished goods inventory at auction, and seized and sold the fixed assets of the Company until the obligation had been satisfied. The Company classified the entire loan as a current liability as of December 31, 1996. On September 30, 1997, due to receipt of the award from the Keebler arbitration, the Company was no longer in violation of the loan covenants. As of December 31, 1997, the Company was not in violation of any covenants of the credit facility. No assurance is given that the Company will not be in violation of any covenants in the future.


GENERAL

          The Company believes that its ability to continue as a going concern has been severely jeopardized by the adverse effects in the marketplace of the mold in its products caused during the manufacturing process. Although the Company believes the manufacturers, and in particular, the Keebler Company, bears primary responsibility for this problem, there can be no assurance that the Company can repair the damage to its reputation and financial condition. The substantial operating losses have reduced the liquidity position of the Company significantly, which in turn, has depressed the stock price of the Company. The stock price reduction has further diluted the equity position of the Company as it attempts to raise capital to maintain a viable operation.

          In the future, the Company must focus on existing products, other than those previously tainted by the mold problem, and maintain an operating margin sufficient to cover operating expenses. The Company is currently directing its limited resources toward existing products, which are not tainted in the minds of retailers and consumers, and for which the Company is receiving encouraging signs that customer acceptance is increasing. Additionally, any costs not directly related to generating revenue have been significantly curtailed. The future ability of the Company to raise sufficient capital to meet existing and future obligations to allow it to continue to operate is not without a high degree of risk. Substantial doubt exists as to the Company's ability to continue as a going concern. Should the Company not be successful in raising additional needed capital, operations would have to be further curtailed.

IMPACT OF INFLATION

          The Company believes that inflation has not had a material impact on its operations. However, substantial increases in material costs could adversely affect the operations of the Company for future periods.


YEAR 2000

          The Company's accounting software currently does not utilize a four digit year field; however, the Company has been assured by the software manufacturer and independent consultants that all necessary modifications for the year 2000 have been or will be made and tested timely. The Company does not expect the cost of these modifications will have a material effect on its financial position or results of operations.




RECENT NEW ACCOUNTING STANDARDS

DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE

          Statement of Financial Accounting Standard No. 129, "Disclosure of Information about Capital Structure," ("SFAS 129") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. The new standard reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superceded by SFAS No. 128. The Company adopted SFAS No. 129 on December 15, 1997 and it did not have any effect on its financial position or results of operations.

REPORTING COMPREHENSIVE INCOME

          Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," ("SFAS 130") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. Earlier application is permitted. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS 130 to have any effect on its financial position or results of operations.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

          Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. SFAS 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers. The Company does not expect adoption of SFAS 131 to have any effect on its financial position or results of operations; however, disclosures with respect to the aforementioned items may be increased.

THE BUSINESS OF THE COMPANY

GENERAL

          Vitafort International Corporation (the "Company" or "Vitafort" or "Registrant") was formed as a California corporation in 1986, and reincorporated as a Delaware corporation in 1989. Prior to May of 1993, Vitafort was in the business of formulating and developing value-added foods and beverages for third parties. In addition, the Company was also marketing branded seafood. In May of 1993, these businesses were discontinued due to lack of revenues and profit and later in the year the Company disposed of them. In the fall of 1993, the Company installed new management, who selected a new direction for the Company. Vitafort would begin developing fat free and low fat bakery snacks that would be marketed under Company owned trademarks. Vitafort, however, did not own any production facilities, so established contract manufacturers (co-packers) would be utilized to manufacturer these branded products developed by the Company.

          In the spring of 1994, at the Natural Food Expo in Anaheim, California, Vitafort introduced its first branded product called Fudgets(TM), a single-serve fat free brownie with icing. Four flavors of Fudgets were marketed throughout 1994 and 1995, while Vitafort research and development continued to develop additional low fat and fat free snacks. During this period Fudgets were sold at retailers such as: Price Costco (Bellevue, WA), Circle-K (Phoenix, AZ), Ralphs (Compton, CA), Albertsons (Brea, CA), GNC (Pittsburgh, PA), Shop-Rite/Wakefern (Woodbridge, NJ), along with many others. In addition, Fudgets were being marketed to hundreds of health food stores across the country by natural food distributors.

          In the spring of 1995, the Company introduced double chocolate, cappuccino and peanut flavor Fudgets in a multi-pack of five individually wrapped 1.4 oz., packages. These three flavors were test marketed through the year. In the latter part of 1995, Vitafort signed a co-packing agreement with The Keebler Company ("Keebler") and began the marketing introduction of four flavors of fat free cakes called Caketts(TM) (lemon poppy, carrot, pound and banana). The Company believes that this unique snack was the first individually portioned fat free snack cake with an extended shelf life to be merchandised in the cookie section of supermarkets.

          In the fourth quarter of 1995, as the Company was completing the final stages of its financing, the Company put in place the distribution infrastructure that would support the roll out of these seven new flavors of Fudgets and Caketts. In addition, the Company began the manufacture of Fudgets at Michel's Bakery ("Michel's") at this time. Food brokers agreed to represent the Vitafort product line and serve as the sales agents to the marketplace for the Company.

          The introduction of Fudgets and Caketts to grocery stores across the country began in the first quarter of 1996, as retailers such as Acme (Philadelphia, PA), Delchamps (Mobile, AL) and Shop-Rite/Wakefern (Woodbridge,
NJ) placed purchase orders for Fudgets and Caketts. The roll out continued in the second quarter as Vitafort's distributors added Caketts and Fudgets to the shelves of hundreds of chain stores including: Kroger (Cincinnati, OH), Albertsons (Brea, CA), Meijer (Grand Rapids, MI), Albertsons (AZ, CA, UT and
TX), Price Chopper (Schenectady, NY) Demoulas (Tewksberry, MA), Winn-Dixie (Jacksonville, Orlando and Tampa, FL), Kash and Karry (Tampa, FL), Publix (Lakeland, FL) and others. In addition, the company received direct purchases orders from Food Lion (Salisbury, NC), Kroger (Roanoke, VA) and Richfoods (Richmond, VA), while procuring purchase orders attached to national print advertisements with both Thrifty Payless and Eckerd Drugs, two large drug store chains.

          In the second half of 1996, Vitafort's distributors added Stop + Shop
(MA), Kroger (Atlanta, GA), Farmer Jack's (MI), Grand Union (NY), Ralphs (CA), Hughes (CA), and others to the supermarkets selling the Company's products. The largest purchase order in the history of the Company was also received as K-Mart placed a $550,000 order for product as part of a national advertisement for 2,300 stores.

          During the second quarter of 1996, the Company received complaints of mold from Caketts being manufactured by The Keebler Company, Vitafort's primary co-packer at the time. The Company notified Keebler that it had received these complaints and engaged Keebler in discussions to correct the problem.

Keebler attempted to solve the mold problem by creating an inspection process that would identify the acceptable product for reshipment. The Company shipped this inspected product to its customers. Thereafter, however, the Company received reports that this inspected product also turned moldy. Vitafort continued to engage Keebler in discussions regarding this problem, but in August, Keebler abruptly terminated the manufacturing agreement. This interrupted the supply of Caketts to customers resulting in delayed shipments and lost sales.

          The Company anticipated strong orders toward the year-end of 1996 as supermarkets across the country prepared for January and February healthy diet promotions and advertisements. During the third quarter, the Company shipped orders of Caketts and Fudgets produced by its new co-packer. In the fourth quarter, however, complaints from retailers about mold on products produced by Keebler (Caketts) by Michel's (Fudgets) continued. By December the Company learned that the damage to the consumer acceptance of these brands caused by the previously shipped defective product was greater than previously realized. This quality problem created hundreds of consumer complaints that led to both loss of distributor goodwill and a significant loss of shelf space in the supermarkets. In addition, product had to be withdrawn from the marketplace. As a result, fourth quarter sales were significantly adversely affected and costs relating to this problem were much greater than previously anticipated.

          During the first half of 1997, the Company continued to suffer declining sales resulting from returned product, loss of distributor goodwill, and the lack of adequate capital to resolve both broker financial issues and co-packer payment demands. This liquidity issue was the primary cause of the lack of new product effort, the maintenance of harmonious broker relations which could have led to increased sales, and the Company's inability to comply with customer requests that orders be shipped complete and on time.

          The Keebler arbitration award announcement in June 1997 and the receipt of proceeds in July 1997 allowed the Registrant to begin reestablishing mutually acceptable payment terms with its suppliers, negotiating settlements of chargebacks from its customers as a vehicle to reestablish channels of distribution, and planning the product introduction schedules for the remainder of 1997 and 1998. See Note 16 to the Consolidated Financial Statements.

          During the second half of 1997, the Company focused its sales and marketing efforts on reestablishing relationships with its distributors and brokers to address past commission issues, chargebacks from retailer issues, and the Company's ability to currently ship product on a timely basis.

          While the Company has continued to ship Fudgets and Caketts, it has done so in reduced volume due primarily to customer dissatisfaction with the brand name based on past performance, not based on current product or availability. However, the Registrant is going to remove the names from the products in the near future to avoid future customer illwill.

          The Company attributes its poor 1996 and 1997 results primarily to the quality control problems of its prior co-packers, particularly from the damage caused by The Keebler Company. The Company believes that its current co-packers have solved this problem and that the products currently being shipped will have minimal quality control problems, although no assurances can be made as to the
level of quality control acceptability.   In light of the fact that the Company
must overcome the damage to its Caketts and Fudgets brands caused by the 1996 quality control problems, there can be no assurance as to the level of success the Company will achieve with its marketing plan in 1997 and beyond. In addition, the Company will require additional capital to carry out the marketing and sales programs scheduled for 1998 due to the current lack of operating profits. Should the Company begin to generate operating profits, the future capital requirements will be reduced, but there can be no assurance that the Company will be able to do so.

          The Company's fat free and low fat snack items are based upon the Company's proprietary formulas and procedures and are developed in conjunction with its co-packers. The Company seeks to protect its proprietary information through confidentiality agreements with employees, suppliers and manufacturers. These products are made from generally available ingredients, which are then converted into the Company's products.

          The Company introduced a new brand called Avenue of the Stars in late 1997 for snack foods and confectionery products. The purpose was to use motion picture studios logos and trademarks for packaging differentiation of the Company's products.

          Although management believes that the Company's products are unique and are superior in taste to competitively available products, the food industry is characterized by the continual development of new products employing various new technologies and processes. Additionally, the Company must overcome the negative goodwill associated with the defective products produced by its former co-packers. Accordingly, no assurance can be given that new products will not be developed and marketed, which are superior to the Company's products in taste, texture and feel and or that the Company's products will achieve or maintain reasonable levels of market acceptance.


ACQUISITION OF AUBURN FARMS, INC. BRANDS

          On May 2, 1996, pursuant to the terms of a letter agreement, dated May 1, 1996, and the attachments thereto (the "Foreclosure Purchase Agreement" or "FPA"), the Company acquired the trademarks "Auburn Farms" and "Natures Warehouse" and certain related trademarks, trade dress, and related intangibles in a foreclosure sale from secured lenders to Auburn Farms, Inc., dba. Natures Warehouse ("AFI"). The purchase price under the FPA consisted of a cash payment of $75,000 and deferred payments based upon gross sales, as defined in the FPA, of products sold by the Company which bear the acquired trademarks. The deferred payment for AFI's existing products, as defined in the FPA, equals three and one half (3 1/2%) per cent of gross sales for a period of thirty months commencing May 1, 1996; three (3%) per cent of gross sales for the next ensuing period of thirty months; two and one half (2 1/2%) per cent of gross sales for the next ensuing period of thirty months; and two (2%) per cent of gross sales for the next ensuing period of thirty months. For newly created products, as defined in the FPA, which utilize the acquired trademarks, the Company is required to pay a deferred purchase price equal to one and one half (1 1/2%) per cent of gross sales for a period of 120 months commencing May 1, 1996. $72,000 of inventory was purchased under such option in 1996. The FPA agreement also provides that the Company has the option to purchase certain inventories of packaging materials from AFI. During 1996, sales of products bearing the acquired trademarks were $1,337,475; and, the total deferred payments under the FPA were $45,612. During 1997, 18,501 of deferred payments were made under the FPA and total sales of products bearing the acquired trademarks were $1,036,851.

          The Company is using co-packers to produce products bearing the acquired trademarks.

PRODUCT MANUFACTURING

          The Company manufacturers its products by entering into agreements with established food manufacturers ("co-packers"), who have the facilities, staff, quality assurance and process control programs for the production of their own products as well as the Company's products ("co-packer agreements"). Co-packer relations are intended to enable the Company to secure the expertise of qualified food manufacturers with respect to the development, manufacture and packaging of the product; and, to achieve economies of scale in production and staffing requirements, while providing production flexibility to meet changes in product mix demand by customers that the Company could not achieve on its own. Additionally, the Company benefits from, and relies upon, the production experience and expertise of these companies while avoiding the capital outlays, staffing requirements, quality control, legal process requirements and other manufacturing costs and delays that the Company would encounter were it to attempt to manufacture its products utilizing its own facility. However, there can be no assurance that co-packers will meet their obligations.

          Management believes that the most recent switch in co-packer arrangements has improved product quality and availability, while improving the Company's gross profit margin. Management believes that the current co-packers have sufficient capacity to meet the Company's requirements.

          The Company is in the process of negotiating co-packing agreements with other established firms to act as co-packers for various other products. Management believes that, if the research and development of the products is completed and the Company's capital resources allow, it will be able to select co-packers and enter agreements on terms acceptable to the Company.


DISTRIBUTION

          Vitafort utilizes distributors and brokers to market its brands of fat free and low fat snacks. These distributors ship to grocery chains in the United States. Wholesale club stores, drug store chains and mass merchandisers are distributed, by the Company, directly into their warehouses. Management believes that, with sufficient funding, distribution can expand throughout the marketplace with additional products and distributors.


MARKETING

          Vitafort developed a phased strategic marketing plan in the latter part of 1995, which continued into 1996, involving the development and expansion of the Fudgets Fat Free Brownies and Juliette's Low Fat Chocolate Creams brands while staging the rebuilding of the more mature Auburn Farms and Natures Warehouse brands. The mold problem associated with the co-packers of Caketts and Fudgets during 1996 has had a serious impact on the distribution channels of the products. In addition, the liquidity problems caused by the same production issue, has severely hampered the Company's ability to increase the distribution of its products through the increase in product introduction costs. The Company does not have formal agreements with its distributors which are the primary customers of the Company, but delivers products under normal industry terms of sales.

          In connection with Auburn Farms and Natures Warehouse the Company has changed packaging and formulations in an effort to appeal to a broader customer base. The first new product was Toast 'N

Jammers, a toaster pastry line. Combined with icing and a product presentation that is closer to mainstream products, Vitafort is attempting to establish Toast 'N Jammers as the standard for the toaster pastry segment. The Company is preparing similar new products for the other Auburn Farms brands. The severity of financial losses suffered as a result of the product quality problem could hamper the Company's ability to market Auburn Farms and Natures Warehouse products, as well as to execute other projects.


INTELLECTUAL PROPERTY RIGHT PROTECTION AND TRADEMARKS

          The Company believes that its trademarks do afford it some degree of protection from competition and do allow it to differentiate its products from those of its competitors through brand loyalty and identity. There are however, no assurances that such trademarks may offer significant protection from competitors or that the Company would be successful should litigation to protect such trademarks become necessary. The Company is seeking to determine whether its various formulas and procedures are patentable in the United States, and relies upon non-disclosure, secrecy agreements and its common law rights in order to protect its proprietary formulae, procedures, and other information.
No assurance can be given that such steps will adequately protect the Company against competing products or that the Company will be able to adequately enforce its rights against third parties who may be utilizing the Company's proprietary formulae, procedures and other information. If the Company is advised by counsel that any of its formulae, processes, procedures or other techniques are patentable, then it may seek appropriate patent protection.

          The Company has developed several proprietary formulations for its products. While these formulations may or may not be protected under the U.S. Patent laws, they may have value inasmuch as they provide Vitafort with its unique competitive edge. The Company has established brands within certain market niches of major product categories. The consumer acceptance of the nutritional and flavor profiles of the products, have been heavily influenced by the proprietary formulations and processes.

          The Company's trademarks and their marketing status are detailed below:

TRADEMARK                                          MARKETING ACTIVITY
--------------------------------------   --------------------------------------
VITAFORT                                 This is an actively marketed mark and
                                         used on all Company material;
                                         however, quality problems encountered
                                         in 1996 have impaired the value of
                                         this mark.
CAKETTS                                  This product once occupied
                                         significant shelf space in
                                         supermarkets throughout the country
                                         and continues to maintain a minor
                                         presence.  Quality problems
                                         associated with this product,
                                         however, appear to have substantially
                                         diminished the value of this mark.
FUDGETS                                  This was one of the key food products
                                         with distribution in a number of
                                         supermarkets throughout the U.S.
                                         Quality problems encountered in 1996
                                         have severely limited the realization
                                         of this mark.
AUBURN FARMS                             Recently acquired trade name with
                                         existing presence in the specialty
                                         grocery classes of trade.
NATURES WAREHOUSE                        Trade name acquired in May, 1996 with
                                         existing presence in the health food
                                         class of trade.
TOAST 'N JAMMERS                         A repositioned brand name with
                                         specialty grocery presence.  With the
                                         repositioned product, this brand has
                                         experienced expansion versus a year
                                         ago.
JAMMERS                                  One of the all natural fat free
                                         cookie brands in both the health food
                                         and specialty food classes of trade.
7-GRAINERS                               A snack cracker brand within the
                                         health food class of trade. This
                                         brand also holds a shelf position
                                         within the specialty grocery class of
                                         trade.
AVENUE OF THE STARS                      A new mark used for products which
                                         shall be part of motion picture
                                         licensing agreements.
JULIETTE'S PRIVATE                       A mark established for a line of low
COLLECTION                               fat chocolate products first shipped in
                                         December 1997.

GOVERNMENTAL REGULATION

          In general, production, packaging, processing and labeling of food and beverage products are subject to various federal and state regulations. The Company relies upon the experience and expertise of its co-packers to assure compliance with applicable federal and state regulations. The Company believes that it is in compliance with all applicable governmental regulations.



RESEARCH AND DEVELOPMENT

          The Company has modified its research and development strategies from prior years. In the past, the Company retained highly trained technical support professionals to independently develop formulations and work with contract manufacturers to bring the products to market readiness. The strategy moving forward in 1997 and beyond is to work with existing manufacturers from the outset and utilize their internal research and technical staff to develop new products. By working in this manner, the Company intends to reduce its research and development costs and to create a joint interest in "ownership" of a successful, high quality product. This strategy inherently builds a strong total quality end result.

          The Company spent $337,806 and $737,044 on research and development in 1997 and 1996, respectively. The Company intends to create new products using the above strategy and to launch products in the marketplace in 1998 and beyond. The current financial condition of the Company, however, may preclude it from successfully accomplishing its goal.



COMPETITION

          The Company is engaged in the highly competitive healthy food marketplace. There are numerous companies with financial and business resources far greater than Vitafort's, currently marketing healthy and fat free foods.
The Company seeks to compete based on the unique taste, texture and quality of its products and by obtaining recognition for its brands.

          The Vitafort brands compete within different categories and with different products depending upon the class of trade and placement within retail outlets. The chart below details the Company's product lines and identifies the competitors with the classes of trade.

-------------------------------------------------------------------------------
VITAFORT BRAND                  CLASS OF TRADE     PRINCIPAL       MARKET NICHE
                                                  COMPETITION
--------------------------------------------------------------------------------
Caketts                         Main grocery     Snackwell's      Caketts line
                                cookie           snack cakes      may be the
                                section and                       only shelf
                                food sections                     stable snack
                                of discount                       cake line
                                drug stores                       offered in the
                                                                  cookie
                                                                  section;
                                                                  however the
                                                                  co-packer mold
                                                                  problem has
                                                                  severely
                                                                  curtailed its
                                                                  past
                                                                  competitive
                                                                  advantage.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Juliette's Private Collection   Main grocery     There is no      Appeal to
 Chocolate Truffles             sections,        known direct     those
                                natural food     competition      consumers who
                                stores and       for boxed low    are not
                                discount drug    fat chocolate    willing to
                                stores within    cream candies.   sacrifice the
                                the U.S.                          taste of real
                                                                  chocolates,
                                                                  but demand a
                                                                  nutritional
                                                                  profile that
                                                                  provides lower
                                                                  fat than
                                                                  traditional
                                                                  chocolates.
--------------------------------------------------------------------------------
Fudgets                         Main grocery     Snackwell's      Fudgets may be
                                cookie section   Brownies         the only fat
                                                 Pepperidge       free frosted
                                                 Farms            brownie line
                                                 Brownies         offered in the
                                                 Greenfield's     cookie
                                                 Brownies         section;
                                                 Frookies         however the
                                                 Brownies         1996
                                                                  production
                                                                  problems has
                                                                  limited its
                                                                  advantage.
-------------------------------------------------------------------------------
Toast 'N Jammers Low Fat        Specialty        Health Valley    Toast 'N
 Toaster Pastries               Food sections    Healthy          Jammers may
                                of               Tarts, and       have a
                                supermarkets     Natures'         competitive
                                and specialty    Choice           edge in taste
                                stores.          Toaster          and all
                                                 Pastries         natural
                                                                  ingredients.
--------------------------------------------------------------------------------
Jammers Fat Free Cookies and    Health food      Health Valley    The Company is
 Brownies                       stores and       Cookies,         repositioning
                                health food      Westbrae         the brand to
                                sections of      Cookies,         strengthen its
                                supermarkets     Heaven Scent     future
                                                 Cookies,         franchise.
                                                 Barbara's
                                                 Cookies,
                                                 Pamela's
                                                 Cookies,
                                                 Frookies
                                                 Cookies &
                                                 Brownies,
                                                 Greenfield's
                                                 Brownies
--------------------------------------------------------------------------------
7-Grainers Fat Free Crackers    Health food      Health Valley    Vitafort plans
                                stores and       Crackers,        to reposition
                                health food      Hain             the brand with
                                sections         Crackers,        unique new
                                within           Barbara's        product
                                supermarkets     Crackers.        entries toward
                                                                  the end of
                                                                  1998.
-------------------------------------------------------------------------------


ENVIRONMENTAL REGULATION AND SEASONALITY

          Management believes that the costs associated with compliance with environmental regulations do not at this time impose a significant burden upon the Company's operations. Any change in that burden, however, could adversely impact the Company. Management does not believe that the Company's business is seasonal to any significant extent.


EMPLOYEES

          As of March 16, 1998, the Company had 11 employees of whom 3 were executive officers, 2 were engaged in sales and marketing, and 6 were clerical and administrative.


DESCRIPTION OF PROPERTY

          The Company's principal executive office consists of 3,921 rentable square feet located at 1800 Avenue of the Stars, Los Angeles, California, which is leased pursuant to a three-year lease which expired August 31, 1997. The base rent under said lease was $69,000 for the first year of the term; $72,000 for the second year of the term; and, $75,000 for the third year of the term. The Company is now leasing the same space on a month-to-month basis at a rate of $6,250 per month.


LEGAL PROCEEDINGS

          In December 1994, Lloyd Gaunt, who invested an aggregate of $75,000 in certain of the Company's private placements, initiated an action in Superior Court, Orange County, California against his stockbroker, two national brokerage firms, several companies in which he had invested, and, certain of those companies' officers. Included among the defendants were the Company and its then Chief Executive Officer. The complaint seeks damages in an unspecified amount in excess of $500,000 and punitive damages in an unspecified amount in excess of $5,000,000. The Court has dismissed the class action claims as to the Company and granted a motion that the claims against the brokerage firms and
associated persons must be submitted to arbitration.   The plaintiff has
appealed that ruling. The Company denies any liability to the plaintiff and intends to vigorously defend this action. The Company notes that the plaintiff sold a portion of the securities he purchased from the Company, realizing a profit; that the balance of the securities became salable under Rule 144; and that, if sold, the plaintiff 's losses on the Company's securities might be as little as $15,000.

          In connection with the acquisition of assets of Auburn Farms, Inc.,
(AFI) under the FPA, the Company acquired certain rights of AFI against its co-packer and against Barbara's Bakery. The Company is pursuing these rights, and in May 1996, initiated an action in the United States District Court of the Eastern District of California alleging Lanham Act violations, misappropriation of trade secrets, unfair competition and related claims. The defendants have filed counterclaims against the Company, Auburn Farms, and Mark Beychok alleging various tort and contract claims. The litigation is in the discovery stage with trial scheduled to begin September 14, 1998.

          On October 9, 1996, a complaint was filed in Superior Court, the County of Los Angeles, in an action entitled "Eloy Louis Ellis vs. Vitafort, Inc., a Delaware Corporation; Mark Beychok and Does 1-50 inclusive." The complaint alleges Breach of Oral Contract, Breach of Written Contract, and other similar claims arising out of the consulting relationship that previously existed between the Company and Mr. Ellis. The Complaint seeks damages in an unspecified amount. The court has dismissed the complaint against Mark Beychok without leave to amend. Mr. Ellis recently filed an amended complaint against the Company. The Company is defending the action vigorously and trial is scheduled for March 31, 1998.

          The Company filed a counter-claim against Ellis charging violations of
Section 16(b) of the Securities Exchange Act of 1934 (short swing profits). Ellis sold stock in violation of that section and, therefore, the profits, estimated at $20,000, belong to the Company. In March 1998, the court ruled in favor of the Company in this matter and awarded it $21,260.



MANAGEMENT OF THE COMPANY

          The directors and executive officers of the Company are as follows:

          Name                      Age  Positions Held
          ----                      ---  --------------
          Mark Beychok              41   President, CEO and a Director
          Donald Wohl               62   Director
          Paul G. Cowen             64   Director
          Benjamin Tabatchnick      45   Director

          Jack B. Spencer           53   Chief Operating Officer, Chief Financial
                                         Officer
          John Coppolino            37   Executive Vice President

          MARK BEYCHOK was elected President and a Director of the Company in
          ------------
September of 1993, and has been Chief Executive Officer since February 1995. Mr. Beychok is a private investor with fifteen years experience in the food industry as an owner and operator of various food manufacturing, marketing and distribution companies. Mr. Beychok graduated in 1979 from the Haas Business School at the University of California (Berkeley).

          DONALD WOHL was elected a Director of the Company in November of 1993.
          -----------
Mr. Wohl is a private investor and financial consultant who has been advising small growth companies for over 30 years. Mr. Wohl is also on the board of Koo Koo Roo, Inc., a NASDAQ listed company which operates a chain of restaurants.

          PAUL G. COWEN was elected a director in January 1998.  Mr. Cowen was
          -------------
the founder of Paul Cowen Associates in 1984, an executive recruitment firm. Prior to that, Mr. Cowen was in senior marketing and sales positions at Xerox and Vivitar. Mr. Cowen has a BA from Ohio University and an MS from Indiana University.

          BENJAMIN TABATCHNICK was elected a Director of the Company in February
          --------------------
1997. Since January 1990, Mr. Tabatchnick has owned and operated Tabatchnick's Fine Foods (and predecessors), a privately held concern, which manufactures and distributes its own trademarked line of frozen soups, and manufactures frozen and refrigerated foods for others on a contract basis.

          JACK B. SPENCER became Chief Financial Officer and Chief Operating
          ---------------
Officer in June 1997. Mr. Spencer has owned and operated Sunrise Consulting, Ltd., a private concern specializing in restructuring, reorganizing, and rehabilitating companies since 1990. Mr. Spencer has a BA in Economics from DePauw University (Indiana) and an MBA from Washington University (Missouri).

          JOHN COPPOLINO began as Director of Sales in 1994 and became Executive
          --------------
Vice President during September 1997. Mr. Coppolino was a vice president for LC Marketing from 1993 to 1994. Mr. Coppolino has over ten years experience in the food industry, including experience as a food broker and in product manufacture. Mr. Coppolino graduated from the Pennsylvania State University School of Business in 1983 with a degree in Business Logistics.

EXECUTIVE COMPENSATION

          On December 1, 1993, the Company entered into a three-year employment agreement with Mark Beychok which provided for an annual base salary of $150,000, the grant of an option to purchase 100,000 shares of common stock at $5.00 per share (as adjusted for the reverse stock split effected in 1996), and $1,000,000 of life insurance, the proceeds of which will be split equally between the employee's beneficiary and the Company. In December 1995, in recognition of Mr. Beychok's deferral of his compensation during 1995 and his assuming additional responsibilities within the Company, Mr. Beychok's employment agreement was amended to grant him an additional 62,500 five-year options with an exercise price of $3.00 (as adjusted for the reverse stock split effected in 1996), a price equal to the offering price in the Company's then on-going private placement. In November 1995, Mr. Beychok agreed to convert his accrued salary to stock and options on the same terms as the Company's on-going equity bridge financing. The Company's Board of Directors approved this transaction in December 1995. In such connection, Mr. Beychok converted $45,821 of accrued salary into 19,092 shares; 9,547 options with an exercise price of $4.50; and 9,547 options with an exercise price of $6.00. In September 1997, Mr. Beychok entered into a new employment agreement ("Agreement") with the Company for three years. Under the Agreement, Mr. Beychok receives an annual base salary of $150,000 and was granted options for 450,000 shares of stock at an exercise price of $0.87 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, March 3, 1999, September 3, 1999, and March 3, 2000. In May 1997 the price of all options other than those related to the private placement were repriced to $0.91. In September 1997 Mr. Beychok was given a successful litigation reward of $51,535 plus 100,000 shares of common stock at fair market value of $1.00.

          In August 1996, the Company entered into an employment agreement with John Coppolino, which was dated January 1, 1996. Under his agreement, which is for a one year term, with two one year renewal terms at the option of the Company, Mr. Coppolino received an initial salary of $102,000; and, is entitled to annual increases of 5-6% based on increases in the cost of living. Mr. Coppolino's employment agreement provided for the grant of 225,000 options, expiring December 31, 2000 for the purchase of common stock at $3.00 (as adjusted for the reverse stock split effected in October 1996). Of these options: (i) 56,250 have vested (ii) 56,250 have lapsed and (iii) 56,250 will vest on each of January 1, 1998 and January 1, 1999, subject to the Company meeting certain performance criteria. In May 1997 the Board of Directors reduced the option price of all unlapsed options to $0.91 and removed the vesting requirement. In September 1997, Mr. Coppolino entered into a new employment agreement ("Agreement") with the Company for two years. Under the Agreement, Mr. Coppolino receives an annual base salary of $120,000, and was granted options for 300,000 shares of stock at an exercise price of $0.87 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, and March 3, 1999. In September 1997, Mr. Coppolino was given a successful litigation reward of $25,000, forgiveness of debt of $25,000, plus 25,000 shares of common stock at $1.00, being the fair market value at the date of the award.

          In June 1997, the Company entered into a two year employment agreement with Jack B. Spencer under which Mr. Spencer will serve the Company as its Chief Operating Officer and Chief Financial Officer. The agreement provides for compensation to Mr. Spencer in the amount of $125,000 per annum and the grant of an aggregate of 300,000 five year incentive stock options with an exercise price of $ 0.91 per share (such being the market price of the common stock on the date the agreement was executed). The options vest as to 109,890 shares on September 15, 1997 and 109,890 shares on June 16, 1998, and 80,220 shares on June 16,
1999. Mr. Spencer's employment agreement provides that if Mr. Spencer's employment by the Company is terminated without cause after September 15, 1997, then Mr. Spencer shall be entitled to six months severance pay. Mr. Spencer's employment agreement also provides that upon the occurrence of certain events constituting a change in control of the Company, as defined therein, followed by certain changes in Mr. Spencer's duties, Mr. Spencer shall be entitled to receive a severance equal to one and one half times his then current annual salary plus certain other benefits designed, in part, to offset any special taxes that might be imposed upon Mr. Spencer in connection with such payments.

          The following table sets forth certain information with respect to the compensation paid by the Company to Messrs. Beychok, Spencer and Coppolino (the "named individuals") during 1997, 1996 and 1995:

                          SUMMARY COMPENSATION TABLE
                          --------------------------

PRINCIPAL POSITION                                                     ALL OTHER ANNUAL
& NAME                          YEAR        SALARY         OTHER         COMPENSATION

CEO / President
Mark Beychok                       1997    $150,000   $ 12,500  (1)        $102,467  (2)
                                   1996     137,500     12,500  (3)           8,864  (4)
                                   1995      40,000    110,000  (5)          14,212  (6)
COO / CFO
Jack B. Spencer               June 1997    $ 67,708   $      0             $ 68,875  (7)
                                   1996           -          -                    -
                                   1995           -          -                    -

Executive Vice President
John Coppolino                     1997    $120,000   $ 20,750  (8)        $ 59,000  (9)
                                   1996      87,500     14,500 (10)           9,000 (11)
                                   1995           -          -                    -


(1)  A portion of Mr. Beychok's salary was deferred in 1996 and paid in 1997.
(2) Comprised of $9,584 car allowance, accrued vacation of $41,348, plus $51,535 as a successful litigation reward.
(3)  A portion of Mr. Beychok's salary was deferred in 1996 and paid in 1997.
(4)  Comprised of $8,204 car allowance and $660 in medical insurance benefits.
(5) A portion of Mr. Beychok's salary was deferred during 1994 and applied as an offset against a note payable in 1995. A portion of Mr. Beychok's salary was deferred in 1995 and the majority converted to common stock and options during 1995 and early 1996.
(6)  Comprised of $10,912 car allowance and $3,300 n medical insurance benefits.
(7) Comprised of $3,250 car allowance, plus 75,000 shares of common stock for joining the Company at $0.875 per share.
(8) A portion of Mr. Coppolino's salary, $15,500, and car allowance, $5,250, were deferred in 1996 and paid in 1997.
(9) Comprised of $9,000 car allowance and $50,000 as a successful litigation reward.
(10) Mr. Coppolino deferred a portion of his salary and exercised stock options in 1996.
(11) Comprised of $9,000 car allowance.


STOCK OPTION PLAN


          The Company adopted its 1989 Stock Option Plan (the "1989 Plan") pursuant to which 12,500 shares of common stock (as adjusted for the reverse stock split effected in 1996) were reserved for issuance upon the exercise of options. Options granted under the 1989 Plan may, at the discretion of the Board, be incentive stock options ("ISO's") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended ("Code"), or non-incentive stock options. In June 1991, the Board of Directors approved an increase in the number of options available for grant under the 1989 Plan to 50,000 (as adjusted for the reverse stock split effected in 1996). No options are outstanding under this plan.

          In 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") pursuant to which 2,000,000 shares of Common Stock (as adjusted for the reverse stock split effected in 1996) were reserved for issuance upon the exercise of options. The 1995 Plan is similar to the 1989 Plan in many respects and in the discussion below, each is referred to as a "Plan" and they are collectively referred to as the "Plans".

          Under the terms of the Plans, all directors, officers and key employees of, and consultants to, the Company and all its subsidiaries are eligible for option grants. The Board determines, at its discretion, which persons will receive option grants, the number of shares subject to each option, the exercise price, which may not be less than the par value of the shares subject to the option, except that in the case of ISO's, the exercise price must be at least one hundred percent (100%) of the fair market value of the optioned shares on the date of grant, or one hundred and ten percent (110%) of such fair market value if the optionee is the owner of more than ten percent (10%) of the total combined voting power of all classes of voting stock of the Company (a "10% Holder"), and the term (which may not be more than ten (10) years from the date of grant, or five (5) years in the case of an ISO granted to a 10% holder) thereof. The Plans permit options granted thereunder to be exercised by the tender of shares of common stock having a fair market value equal to the exercise price of such option.

          Options granted under the Plans may, at the discretion of the Board, be exercisable upon the tender of cash equal in amount to the aggregate par value of the shares covered by such options, together with a one-year note bearing interest at the "applicable federal rate" (as defined in the Code) and providing for a required prepayment upon any disposition of the acquired shares. Presently, the Board does not have a stock option committee.

          During 1995 Mr. Beychok was granted an aggregate of 687,500 options under the 1995 Plan with an exercise price of $3.00 (as adjusted for the reverse stock split effected in October 1996). The exercise price of these options was reduced to $0.91 in May 1997 (the current price of these options).

          The following chart sets forth the options granted to directors and officers in 1997:

                                                                      Potential realized
                                   Percent of                          value at assumed
                     Number of       total                              annual rate of
                     securities   options/SARs   Exercise              appreciation for
                     underlying    granted to    of base                 option term
                    options/SARs  employees in    price   Expiration
      Name            granted     fiscal year   ($/Share)    Date       5%         10%
----------------------------------------------------------------------------------------
Mark Beychok, CEO     100,000       2.8%         $0.875    12/31/02   111,675    140,920
Mark Beychok, CEO     100,000       2.8%         $ 0.91    06/16/02   116,142    146,556
Mark Beychok, CEO     450,000      12.8%         $ 0.87    09/19/02   499,664    630,515
Jack B. Spencer,
 COO/CFO              300,000       8.5%         $ 0.91    06/13/02   348,425    439,669
John Coppolino        100,000       2.8%         $ 0.91    06/16/02   116,142    146,556
John Coppolino        300,000       8.5%         $ 0.87    09/19/02   333,109    420,343
Donald Wohl           100,000       2.8%         $0.875    12/31/02   111,675    140,920
Benjamin Tabatchnick   50,000       1.4%         $0.875    02/17/02    55,837     70,460

          The following chart sets forth certain information with respect to options/warrants outstanding at December 31, 1997 to the named individuals:

                                                            Number of  Securities     Value of Unexercised
                                                            Underlying Unexercised       In-the-Money
                                                               Options/SARs at          Options/SAR's at
Name                        Shares Acquired      Value       FY-End Exercisable/       FY-End Exercisable/
                              on Exercise       Realized        Unexercisable          Unexercisable
----------------------------------------------------------------------------------------------------------
Mark Beychok                      -0-             $-0-        1,088,031/300,000          $ -0- / $  -0-
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Jack B. Spencer                   -0-             $-0-          109,890/190,110          $ -0- / $  -0-
John Coppolino                    -0-             $-0-          421,500/150,000          $ -0- / $  -0-
Donald Wohl                       -0-             $-0-                                   $ -0- / $  -0-
Benjamin Tabatchnick              -0-             $-0-                                   $ -0- / $  -0-
----------------------------------------------------------------------------------------------------------

PRINCIPAL STOCKHOLDERS

          The following table sets forth the ownership of the common stock by each director and by entities or persons known to the Company to own beneficially in excess of 5% of such stock and by all officers and directors as a group, as of March 20, 1998. Except as otherwise indicated, all stockholders have sole voting and investment power with respect to the shares listed as beneficially owned by them, subject to the rights of spouses under applicable community property laws.

NAME AND ADDRESS                            NUMBER OF SHARES     PERCENTAGE OF
OF BENEFICIAL OWNER                         OF COMMON STOCK       BENEFICIAL
IDENTITY OF GROUP                          BENEFICIALLY OWNED      OWNERSHIP
-------------------                        -------------------   --------------
Mark Beychok (1)                           1,188,031 (2)            14.1 %

Donald Wohl (1)                              250,000 (3)             3.0 %

Paul G. Cowen (1)                             50,000 (4)              .6 %

Benjamin Tabatchnick (1)                     150,000 (4)             1.8 %

John Coppolino (1)                           450,087 (5)             5.3 %

Jack Spencer (1)                             109,890 (6)             1.3 %

ALL DIRECTORS AND OFFICERS AS A GROUP.
(6 persons) (2)(3)(4)(5) and (6)           2,198,008                26.1 %

(1) The address of these persons is 1800 Avenue of the Stars, Suite 480, Los Angeles, California 90067.

(2) Includes (i) 62,500 shares underlying a currently exercisable option with an exercise price of $0.91 per share, which expires on December 16, 2000;
     (ii) 15,000 shares underlying a currently exercisable option with an exercise price of $0.91 per share which expires on September 29, 1998;
     (iii) 100,000 shares underlying a currently exercisable option with an exercise price of $0.91 per share which expires on November 15, 1998; (iv) 150,000 shares underlying the currently exercisable portion of a stock option, expiring December 16, 2000, which has an exercise price of $0.91 per share; (v) 3,703 shares underlying a currently exercisable option with an exercise price of $4.50 per share which expires January 7, 1998; (vi) 3,703 shares underlying a currently exercisable option with an exercise price of $6.00 per share which expires July 7, 1998; (vii) 403,125 shares underlying the currently exercisable portion of a stock option, expiring December 16, 2000, which has an exercise price of $0.91 per share; (viii) 100,000 shares underlying a currently exercisable option with an exercise price of $0.91 which expires on June 16, 2002; (ix) 100,000 shares underlying a currently exercisable option with an exercise price of $.875 which expires on December 31, 2002; and (x) 150,000 shares underlying a currently exercisable option with an exercise price of $0.87 which expires September 1, 2002 and does not include 300,000 shares underlying options which are not currently exercisable with an exercise price of $0.87 expiring September 1, 2002.

(3) Includes (i) 150,000 shares underlying the currently exercisable portion of a stock option, expiring December 16, 2000, which has an exercise price of $0.91 per share; and (ii) 100,000 shares underlying a presently exercisable option with an exercise price of $0.875 which expires on December 31, 2002. Does not include any shares owned by ATCOLP INVESTMENT PARTNERS, a California limited partnership in which Mr. Wohl is the general partner.

(4) Each of Messrs. Tabatchnick and Cowen holds a currently exercisable option for the purchase of 50,000 shares at $0.875 granted in 1998. Mr. Tabatchnick holds a currently exercisable option for an additional 50,000 shares at $0.875 granted in 1997, and has entered into a consulting agreement which provides for the issuance of 50,000 shares, subject to forfeiture if certain performance standards relating to sales into certain markets are not met.

(5) Includes (i) 1,375 shares underlying a currently exercisable option with an exercise price of $4.50, which expired January 7, 1998; (ii) 1,375 shares underlying a currently exercisable option with an exercise price of $6.00, which expires July 7, 1998; (iii) 168,750 shares underlying a currently exercisable option with an exercise price of $0.91 per share, which expires on December 16, 2000; (iv) 100,000 shares underlying a currently exercisable option with an exercise price of $0.91 which expires on June 16, 2002; (v) 150,000 shares underlying a currently exercisable option with an exercise price of $0.87 which expires on September 1, 2002; and does not include (vi) 150,000 shares with an exercise price of $0.87 which are not currently exercisable expiring September 1, 2002.

(6) Includes 109,890 shares underlying a currently exercisable option with an exercise price of $0.91, expiring June 13, 2002; and does not include 190,890 shares underlying options which are not currently exercisable with an exercise price of $0.91 expiring June 13, 2002.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company has employment agreements with Mark Beychok, Jack Spencer and John Coppolino, and had employment agreements, consulting agreements and settlement agreements with certain of its former officers. See "Management - Executive Compensation."

          In April, 1997, the Company agreed in principle with ATCOLP INVESTMENT PARTNERS, a California Limited Partnership (the "Lender), in which Donald Wohl, a Director of the Company, is the general partner, for a loan in the amount of $300,000 (the "Loan"), to fund the payment of legal fees in connection with the Company's arbitration against The Keebler Company. See Note 16: Litigation Recovery, Net of Costs. The loan was evidenced by a note which bears interest at the lesser of 15% per annum or the highest rate allowed by law with recourse solely to the net proceeds of the arbitration, if any. If the Company did not realize any net proceeds from the arbitration, the Loan would be canceled and the Lender would receive a warrant for the purchase of 400,000 shares of the Company's Common Stock at $.01 per share. If the Loan was repaid through the application of the net proceeds of the arbitration, the Lender would receive warrants for the purchase of 200,000 shares of Common Stock at $.01 per share and a percentage of net proceeds of the arbitration equal to 15% of the first $1,000,000 of net proceeds, but not less than $100,000; 20% of the net proceeds greater than $1,000,000 and less than $3,000,000; and, 25% of net proceeds above $3,000,000. The Loan was approved by the disinterested members of the Company's Board of Directors, and was on terms no less favorable to the Company than were available from non-affiliated lenders. A second proposal, from another source, contained terms which would have required the Company to pay $2,050,000 in fees based on the actual award, repay the $300,000 advance, and be granted a warrant for 1,000,000 shares of the Company's common stock at an exercise price of $1.00. The loan amount of $300,000 was repaid upon settlement of the litigation in June 1997 and receipt of funds in July 1997, plus $1,236,883 in conformity with the agreed upon formula, plus a warrant for 200,000 shares of the Company's common stock at a $0.01 per share. See Note 16 to the Consolidated Financial Statements for the recording of the entire transaction.

          The Company entered into a one year consulting agreement with Benjamin Tabatchnick, a Director of the Company, on April 1, 1997. Mr. Tabatchnick, in exchange for 50,000 shares of the Company's common stock plus 2% of the new sales endeavors in the school and food service business areas, agreed to assist the Company in developing programs, formulations, marketing and sales in the above mentioned business areas.

          The Company granted options in 1997 for 50,000 shares to Paul S. Hermis who was then a Director of the Company. Mr. Hermis resigned as a Director on February 21, 1998.


DESCRIPTION OF SECURITIES

GENERAL

          The authorized capital stock of the Company currently consists of (i) 30,000,000 shares of Common Stock, par value $.0001 per share, of which 5,877,366 were issued and outstanding on June 2, 1997, and (ii) 500,000 shares of Preferred Stock, par value $.01 per share, of which on June 2, 1997 (a) 1,000 shares of Series B 10% Cumulative Convertible Preferred Stock were issued and outstanding; (b) 50 shares of Series C Convertible Preferred Stock were issued and outstanding; and (c) 500 shares of 1997 Series A Preferred Stock were issued and outstanding.

COMMON STOCK

          Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. Holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they chose to do so, and in such event, the holders of the remaining shares will not be able to elect any persons to the Board of Directors. The holders of Common Stock have no preemptive or other subscription or conversion rights with respect to any stock issued by the Company, The Common Stock is not subject to redemption, and the holders thereof are not liable for further calls or assessments. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and to share pro-rata in any distributions to the holders of Common Stock.

PREFERRED STOCK

          The Preferred Stock is issuable with such rights, preferences, privileges and such number of shares constituting each series to be fixed by the Board of Directors without further action by the holders of Common Stock or Preferred Stock. The Board of Directors could, without stockholder approval, issue Preferred Stock with voting and conversion rights, which could dilute the voting power of the holders of the Common Stock. The issuance of shares of Preferred Stock by the Board of Directors could bee utilized, under certain circumstances, as a method of preventing a takeover of the Company. As of the date of this Memorandum, the Board of Directors as not authorized any series of Preferred Stock except as set forth below. Except for the shares of Preferred Stock to be issued in this offering, there are no agreements or understanding for the issuance of any shares of Preferred Stock.

SERIES B 10% CUMULATIVE CONVERTIBLE PREFERRED STOCK ("SERIES B PREFERRED")

          The Company is authorized to issue 110,000 shares of Series B Preferred, 1,000 of which are issued and outstanding. The holders of each share of Series B Preferred are entitled to receive annual cash dividends of $5.00 per share on the first day of December in each year and to receive a preference on liquidation of the Company of $50.00 per share plus accrued dividends. The aggregate dividend preference of the 1,000 shares if Series B Preferred is $5,000 per annum and the liquidation preference thereof is $50,000 plus accrued dividends. Each share of the Series B Preferred is convertible into Common Stock on a 1.667 for one basis (an effective conversion price of $30.00 based on the $50.00 sale price of such shares). The Company has the right to redeem the Series B Preferred at the price of $50.00 per share plus any accrued dividends payable in cash and, in the event the "market price" of the Common Stock, as defined in the Certificate of Designation of the Series B Preferred, exceeds $60.00. In the event that the Company fails to declare the annual dividends on the Series B Preferred, then the holders of the Series B Preferred shall have the right, voting as a class, to elect two members to the Company's board of directors. While the holders of the Series B may presently have such right, they have not sought to exercise the same. Other than in such event, except where required by Delaware Law, the holders of Series B Preferred do not have any voting rights. The Company does not intend to issue any additional shares of Series B Preferred Stock, has had discussions with the holders with respect to their conversion of the same, and, if the remaining shares of Series B Preferred stock were converted, the Company would eliminate the Series B Preferred Stock.

SERIES C CONVERTIBLE PREFERRED STOCK ("SERIES C PREFERRED")

          The Company is authorized to issue 450 shares of Series C Preferred of which 50 shares are issued and outstanding. The holders of Series C Preferred do not have any rights to dividends, but are entitled to a preference of $1,000.00 per share upon the liquidation of the Company before any payments are made to holders of junior stock. Each share of Series C Preferred is convertible into one hundred shares of Common Stock subject to adjustment in accordance with the anti-dilution provisions of the Series C Preferred. At the time of the issue of the Series C Preferred, the holders thereof were also entitled to receive a warrant for the purchase of 100 shares of Common Stock on conversion. However, the warrant to be issued to holders of Series C Preferred has expired. The outstanding shares of Series C Preferred were held by an Italian bank which ceased operations. The Company does not know the identity of the holder of the Series C Preferred Stock. If the remaining shares of Series C Preferred Stock were converted, the Company would eliminate the Series C Preferred Stock.

1997 SERIES A CONVERTIBLE PREFERRED STOCK ("1997 SERIES A PREFERRED")

          The Company is authorized to issue 750 shares of 1997 Series A Preferred, all of which are issued and outstanding. The holders 1997 Series A Preferred are entitled to annual dividends at the rate of $60.00 per annum payable on January 2 of each year to holders of record on December 31 in cash or in Common Stock at the then market price (as defined in the designation for the 1997 Series A Preferred). Each share of the 1997 Series A Preferred Stock has a liquidation preference equal to $1,000 plus accrued dividends and is convertible into common stock in an amount equal to the greater of (i) 800 shares or (ii) $1,000 divided by 70% of the current market price (as defined in the designation for the 1997 Series A Preferred Stock) at the time of conversion. For example, if the market price of the Common Stock were $1.125 on the date of conversion, each share of 1997 Series A Preferred Stock would be convertible into 1,270 shares of Common Stock. The Company has the right to convert the outstanding shares of 1997 Series A Preferred Stock into Common Stock at any time that the average market price of the Common Stock exceeds 200% of the average market price of the Series A Preferred Stock on its issue date for a five day period. Upon conversion by the Company, the holders of the 1997 Series A Preferred Stock shall receive two year options equal in number to 15% of the number of shares of Common Stock issued to them upon such conversion with an exercise price equal to 130% of the market price at the time of the conversion. Such resale of the shares of Common Stock issuable upon exercise of such options are also included in the Registration Statement of which this prospectus forms a part.

REDEEMABLE WARRANTS

          The Company issued Redeemable Common Stock Purchase Warrants in its initial public offering which, as extended, will expire on October 31, 1998. There are 1,680,000 Redeemable Common Stock Purchase Warrants outstanding which each entitle the holder thereof to purchase one twentieth of a share of Common Stock at an exercise price of $2.375. No Redeemable Common Stock Purchase Warrants have been exercised and the Company does not anticipate any such exercises prior to the expiration of the Redeemable Common Stock Purchase Warrants unless the terms thereof are changed by the Company.

TRANSFER AGENT AND WARRANT AGENT

          Continental Stock Transfer & Trust Company, Two Broadway, New York, NY 10004 is Transfer agent for the Common Stock and Warrant Agent and Transfer Agent for the Redeemable Common Stock Purchase Warrants.

LEGAL OPINION

          The validity of the Common Stock offered hereby is being passed upon for the Company by Frank J. Hariton, Esq., New York, New York. Frank J. Hariton, Esq. owns: (i) 7,977 shares of Common Stock; (ii) 800 of the Company's Redeemable Common Stock Purchase Warrants; and (iii) 3,333 options with an exercise price of $6.00.


EXPERTS

          The consolidated financial statements of Vitafort International Corporation for the year ended December 31, 1997 and 1996, included in this Registration Statement on Form SB-2/A2 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


CHANGE OF ACCOUNTANTS

          On February 5, 1997, the Registrant dismissed the firm of KPMG Peat Marwick, LLP ("KPMG") as the Registrant's independent auditor, effective immediately. The Registrant then selected BDO Seidman, LLP ("BDO") to act as the Company's independent auditor for the fiscal year ending December 31, 1996. The foregoing actions of the Registrant were ratified by its Board of Directors.

          The report of KPMG on the Company's financial statements for the year ended December 31, 1995, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

          During the two years ended December 31, 1995, and during the subsequent period from January 1, 1996 through February 5, 1997, there were no "Disagreements" (as such term is defined under the Federal Securities laws) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which Disagreements, if not resolved to the satisfaction of KPMG, would have caused that firm to make a reference to the subject matter of the Disagreements in connection with their report.

          During the two years ended December 31, 1995, and during the period from January 1, 1996 through February 5, 1997, the Registrant was not (i) advised by KPMG that the Registrant did not have internal controls necessary to develop reliable financial statements; (ii) advised by KPMG that it was no longer able to rely on management's representations or that it was unwilling to be associated with financial statements prepared by management; (iii) advised by KPMG of a need to expand the scope of its audit; or (iv) advised by KPMG that information had come to its attention that materially impacted the fairness or the reliability of any audit report or financial statement issued or to be issued, or caused them to be unwilling to rely on management's representations or be associated with the Registrant's financial statements (collectively "Reportable Events").

          During the year ended December 31, 1995, and the period from January 1, 1996 to January 31, 1997, neither the Registrant, nor anyone on its behalf, consulted BDO on (i) the application of accounting principals to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Registrant's financial statements; or (iii) any matter that was either the subject of a Disagreement or a Reportable Event.

STATEMENT OF INDEMNIFICATION

          The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminates or limits the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Company may indemnify each of its directors and officers against his expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer or director to the extent he acted in good faith and in a manner reasonably believed to be in, or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be determined by the Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants                   F-2

Consolidated Balance Sheets - December 31, 1997 and 1996             F-3

Consolidated Statements of Operations -
          Years Ended December 31, 1997 and 1996                     F-5

Consolidated Statements of Stockholders' Equity (Deficit) -
          Years Ended December 31, 1997 and 1996                     F-6

Consolidated Statements of Cash Flows -
          Years Ended December 31, 1997 and 1996                     F-7

Summary of Accounting Policies                                       F-9

Notes to Consolidated Financial Statements                           F-13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Stockholders
VITAFORT INTERNATIONAL CORPORATION
AND SUBSIDIARIES
Los Angeles, California

We have audited the accompanying consolidated balance sheets of Vitafort International Corporation and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vitafort International Corporation and Subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, including a loss from operations of $4,151,305 for the year ended December 31, 1997. The Company has also previously had working capital shortages. These and other factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Los Angeles, California
March 30, 1998                                                  BDO SEIDMAN, LLP

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                                              DECEMBER 31,            DECEMBER 31,
                                                                                  1997                    1996
                                                                              ------------            ------------
ASSETS (Note 6)

Current assets:
   Cash and cash equivalents                                                    $2,199,036              $  188,867
   Accounts receivable - trade, net of allowance for doubtful accounts of $25,743 and $79,994 as of December 31, 1997
      and 1996, respectively                                                       412,289                 230,789
   Notes receivable                                                                 10,000                  56,000
   Other receivables                                                                     -                   4,464
   Inventory (Note 3)                                                              247,611                 361,196
   Prepaid and other current assets (Note 4)                                       269,268                 271,731
                                                                                ----------              ----------
         Total current assets                                                    3,138,204               1,113,047
                                                                                ----------              ----------

Equipment (Note 7):
   Manufacturing equipment                                                         290,912                 290,912
   Furniture and office equipment                                                  105,160                 105,160
   Computer equipment                                                              193,571                 173,294
                                                                                ----------              ----------
                                                                                   589,643                 569,366

   Less accumulated depreciation                                                   347,493                 231,592
                                                                                ----------              ----------
         Net equipment                                                             242,150                 337,774
                                                                                ----------              ----------

Other Assets:
   Advances to Global International Sourcing (Note 15)                             193,818                       -

   Intangible assets, net of accumulated amortization of
      $73,163 and $95,561 in 1997 and 1996                                         338,091                 385,693
                                                                                ----------              ----------
                                                                                   531,909                 385,693
                                                                                ----------              ----------
                                                                                $3,912,263              $1,836,514
                                                                                ==========              ==========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                     DECEMBER 31,    DECEMBER 31,
                                                                                       1997            1996
                                                                                   ------------    ------------
Current liabilities:
  Note payable - bank (Note 6)                                                     $     60,757    $    440,022
  Notes payable - other (Note 6)                                                        283,898               -
  Accounts payable - trade                                                              909,315       1,510,982
  Accrued expenses (Note 5)                                                             342,437         341,480
  Current maturities of long-term debt (Note 7)                                          37,859          37,859
                                                                                   ------------    ------------
     Total current liabilities                                                        1,634,266       2,330,343

Commitments and contingencies (Notes 11 and 13)

Stockholders' equity (deficit) (Notes 9, 10 and 15):
  Series A, 6% Cumulative Convertible Preferred Stock,
   $0.01 par value cumulative; 750 shares authorized;
   750 shares issued and outstanding at December 31,
   1997 and none at December 31, 1996; aggregate
   liquidation preference of $750,000 at December 31, 1997                                    8               -
  Series B, 10% Cumulative Convertible Preferred Stock,
   $.01 par value; authorized 110,000 shares; issued
   and outstanding 1,000 ; aggregate liquidation
   preference of $50,000                                                                     10              10
  Series C, Convertible Preferred Stock, $.01 par value;
   authorized 450 shares; issued and outstanding 50 shares;
   aggregate liquidation  preference of $50,000                                               1               1

  Common stock, $.0001 par value, authorized 30,000,000 shares;
    issued and outstanding 6,683,853 and 4,908,664                                        8,863           8,686

  Additional paid-in capital                                                         23,115,727      20,547,953
  Accumulated deficit                                                               (20,846,612)    (21,050,479)
                                                                                   ------------    ------------
     Total stockholders' equity (deficit)                                             2,277,997        (493,829)
                                                                                   ------------    ------------
                                                                                   $  3,912,263    $  1,836,514
                                                                                   ============    ============

   See accompanying summary of accounting policies and notes to consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           DECEMBER 31,
                                                                       1997           1996
                                                                   -----------     -----------

Net revenues                                                       $ 1,995,317     $ 5,285,149

Cost of sales                                                        1,896,410       6,870,120
                                                                   -----------     -----------
              Gross profit (loss)                                       98,907      (1,584,971)
                                                                   -----------     -----------

Operating expenses:
          Research and development                                     337,806         737,044
          Sales and marketing                                        1,239,460       3,029,480
          General and administrative                                 2,672,946       2,721,321
                                                                   -----------     -----------

              Total operating expenses                               4,250,212       6,487,845
                                                                   -----------     -----------

              Loss from operations                                  (4,151,305)     (8,072,816)

Interest income                                                         78,070          49,319
Interest expense                                                      (214,690)        (50,509)
Other income (expense)                                                  15,210         (45,650)
Litigation recovery, net of costs (Note 16)                          4,748,946               -
                                                                   -----------     -----------
            Income (loss) before income taxes                          476,231      (8,119,656)

State income taxes (Note 8)                                              3,200           3,159
                                                                   -----------     -----------

              Net Income (loss)                                        473,031      (8,122,815)

Deemed dividends to preferred shareholders                             269,164               -
                                                                   -----------     -----------

Net income (loss) allocable to common shareholders                 $   203,867     $(8,122,815)
                                                                   ===========     ===========

Basic net income (loss) per common share                           $       .03     $     (1.58)
                                                                   ===========     ===========

Diluted net income (loss) per share                                $       .03     $     (1.58)
                                                                   ===========     ===========

Basic weighted average shares of common stock                        5,831,404       5,133,665
                                                                   ===========     ===========

Diluted weighted average shares of common stock                      6,343,397       5,133,665
                                                                   ===========     ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   DECEMBER 31,
Increase (Decrease) in Cash and Cash Equivalents                                             1997            1996
                                                                                          -----------     -----------
Cash flows from operating activities:
   Net Income (Loss)                                                                      $   473,031     $(8,122,815)
   Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
      Depreciation and amortization                                                           163,503         119,459
      Allowance for doubtful accounts                                                         (54,251)              -
      Stock issued for services (Note 16)                                                     138,000               -
      Operating expenses paid with common stock                                                     -       1,377,644
      Change in operating assets and liabilities:
         (Increase) decrease in:
             Accounts receivable - trade, net                                                (127,249)       (191,366)
             Inventory                                                                        113,585         319,680
             Other                                                                                  -         (55,760)
             Prepaid and other assets                                                           2,463          93,386
             Notes receivable                                                                  46,000         (36,222)
             Other receivables                                                                  4,464         143,510
         Increase (decrease) in:
             Accounts payable and accrued expenses                                          1,031,347         979,022
             Other current liabilities                                                              -        (150,000)
                                                                                          -----------     -----------
                Cash and cash equivalents provided by (used in) operating activities        1,790,893      (5,523,462)
                                                                                          -----------     -----------

Cash flows from investing activities:
   Purchase of equipment                                                                      (20,277)       (172,896)
   Advances to Global International                                                          (193,818)              -
                                                                                          -----------     -----------

                Cash and cash equivalents used in investing activities                       (214,095)       (172,896)
                                                                                          -----------     -----------
Cash flows from financing activities:
   Proceeds from line of credit                                                               838,426         599,715
   Repayment of line of credit                                                             (1,217,691)       ( 75,000)
   Proceeds from notes payable                                                                307,871               -
   Repayment of notes payable                                                                (625,695)       (171,053)
   Proceeds from issuance of stock                                                          1,123,000       3,499,841
   Exercise of stock options and warrants                                                       7,460         715,316
                                                                                          -----------     -----------

                Cash and cash equivalents provided by financing activities                    433,371       4,568,819
                                                                                          -----------     -----------

                Increase (decrease) in cash and cash equivalents                            2,010,169      (1,127,539)

Cash and cash equivalents at beginning of year                                                188,867       1,316,406
                                                                                          -----------     -----------

Cash and cash equivalents at end of year                                                  $ 2,199,036     $   188,867
                                                                                          ===========     ===========

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   DECEMBER 31,
                                                                                                1997           1996
                                                                                                ----           ----
Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest                                                                            $  215,126      $  50,509
      Income taxes                                                                             3,200          2,854

Supplemental disclosure of non-cash operating, investing and financing activities:
   Issuance of common stock for:
   Conversion of liabilities to equity                                                    $1,030,335      $ 400,000
   Conversion of accrued interest                                                                  -         59,694
   Conversion of preferred stock to common stock                                                   -         14,999
   Payment of consulting contract                                                                  -       (300,000)

     See accompanying summary of accounting policies and notes to financial statements.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                         SUMMARY OF ACCOUNTING POLICIES



BASIS OF CONSOLIDATION

          The accompanying consolidated financial statements of Vitafort International Corporation (the "Company") include the accounts of the Company and its subsidiaries: Nutrifish Corporation (90.5% owned as of December 31, 1997 and 1996); Hollywood Partners, Inc. (formerly Vitafort Distributors, Inc.); and Crystal Clear Farms. All subsidiaries were inactive in 1997. All material intercompany accounts and transactions have been eliminated.


USE OF ESTIMATES

          The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


RECLASSIFICATION AND PRESENTATION

          Certain 1996 amounts have been reclassified to conform to the 1997 presentation.


CASH AND CASH EQUIVALENTS

          Cash and cash equivalents are investments with original maturities of three months or less and short-term, highly liquid investments that are both readily convertible to known amounts of cash and are so near their maturity that they present insignificant risk of changes in value because of changes in interest rates.


INVENTORIES

          Inventories consist of merchandise available for sale, packaging supplies and raw materials, and are stated at the lower of cost (first-in, first-out) or market.


EQUIPMENT

          Equipment is comprised of manufacturing equipment, furniture, office equipment and computer equipment and is recorded at cost. Depreciation is computed on a straight-line basis over the estimated useful life not in excess of five years.


PREPAID AND OTHER CURRENT ASSETS

          Prepaid and other current assets, which include product introduction expenses, are recorded at cost and amortized over the economic life thereof, but not in excess of twelve months.

ADVERTISING

          General costs are expenses as incurred or prepaid until the advertisement is published, at which time the related costs are expensed.


OTHER INTANGIBLE ASSETS

          Intangible assets are composed of acquisition costs of Auburn Farms and Natures Warehouse trademarks and debt issuance costs and are recorded at cost. The acquisition costs associated with trademarks are being amortized on a straight-line basis over twenty years. All other intangible assets are being amortized on a straight-line basis over periods not exceeding five years.

          These costs are reviewed by management periodically and written down to the value of the future benefit expected to be derived.


REVENUE

          Product sales and related costs are recognized when the Company's products are shipped from the commercial warehouse used by the Company or the contract manufacturer to the customer.


IMPAIRMENT OF LONG-LIVED ASSETS

          Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121") establishes guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company periodically reviews such assets for possible impairment and expected losses, if any, are recorded currently.


INCOME (LOSS) PER SHARE

          Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") issued by the FASB is effective for financial statements with fiscal years and interim periods ending after December 15, 1997. SFAS 128 provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, such as stock options, warrants or convertible debentures. The Company adopted SFAS 128 on December 15, 1997 and it had no effect on income (loss) per share.

INCOME TAXES

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided when management cannot determine whether or not it is more likely that the net deferred tax asset will be realized. The effect on deferred tax assets and liabilities of a change in the rates is recognized in income in the period that includes the enactment date.


STATEMENT OF CASH FLOWS

          For purposes of the statements of cash flows, the Company considers cash and cash equivalents to include cash on hand and cash equivalents with original maturities of three months or less.


FAIR VALUE OF FINANCIAL INSTRUMENTS

          The fair value of the Company's debt instruments is based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.


STOCK COMPENSATION

          As of January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25), but requires pro forma disclosures of net earnings and earnings per share as if the fair-valued-based method of accounting had been applied. In accordance with FASB 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.


DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE

          Statement of Financial Accounting Standard No. 129, "Disclosure of Information about Capital Structure," ("SFAS 129") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. The new standard reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superceded by SFAS No. 128. The Company adopted SFAS No. 129 on December 15, 1997 and it did not have any effect on its financial position or results of operations.


REPORTING COMPREHENSIVE INCOME

          Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income," ("SFAS 130") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. Earlier application is permitted. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS 130 to have any effect on its financial position or results of operations.

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION

          Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") issued by the FASB is effective for financial statements with fiscal years ending after December 15, 1997. SFAS 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers. The Company does not expect adoption of SFAS 131 to have any effect on its financial position or results of operations; however, disclosures with respect to the aforementioned items may be increased.

              VITAFORT INTERNATIONAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY

          Vitafort International Corporation (the "Company") was incorporated on September 28, 1989 in the State of Delaware to succeed to the business of a California corporation of the same name which was organized on February 7, 1986. The Company is presently engaged in formulating and marketing fat-free foods.


NOTE 2 - LIQUIDITY AND GOING CONCERN

          For the past several years, the Company has suffered recurring losses from operations, including $4,151,305 for the year ended December 31, 1997. Although the Company has raised additional capital after year-end 1997 (see Note
15), it has not generated sufficient revenue-producing activity to sustain its operations. Accordingly, there is substantial doubt regarding the Company's ability to continue as a going concern. The Company is attempting to raise additional capital to meet future financial obligations, but may not be able to do so. Should the Company not be able to raise additional capital, it may have to severely curtail operations.

          The Company has reduced its cost of sales by centralizing the warehousing of its products in a single location and negotiated lower rates with existing manufacturers or by selecting another competent less expensive producer. In addition, the Company increased prices on the majority of its products effective August 1 of this year and changed its terms of sale to F.O.B. the Company's warehouse. The Company also eliminated the cash discount for prompt payment since most customers were taking the discount beyond the terms. The Company has also introduced reformulated products at the end of 1997 and plans to introduce new products in 1998. These steps, coupled with improvements in subcontract manufacturing quality control and quality assurance, monitoring improvements in Company internal control and communications with respect to product returns and deductions, should improve the Company's prospects to achieve profitability.


NOTE 3 - INVENTORY

          Inventories are stated at the lower of cost (first in, first out) or market. Market-based valuations are based upon estimates and assumptions, and are generally limited to slow moving product offerings. Inventory consists of the following:

                                               December 31,
                                             1997        1996
                                           --------    --------

          Finished goods                   $ 30,188    $168,709
          Packaging and raw material        217,423     192,487
                                           --------    --------
                                           $247,611    $361,196
                                           ========    ========

NOTE 4 - PREPAID AND OTHER CURRENT ASSETS

          Prepaid expenses and other current assets, as of December 31, 1997 and 1996, are detailed as follows:

                                                     December 31,
                                                 1997           1996
                                               --------       --------
 Deposits                                      $  1,100       $ 10,000
 Product introduction costs                      10,711        177,865
 Insurance                                       36,377         14,897
 Consulting                                     108,080              -
 Other prepaids                                 113,000         68,969
                                               --------       --------
  Total prepaid and other current assets       $269,268       $271,731
                                               ========       ========

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                     December 31,
                                                 1997           1996
                                               --------       --------
 Accrued compensation                          $156,764       $ 90,753
 Accrued interest payable                             -            436
 Accrued legal fees                              40,112        120,811
 Accrued consulting fees                          4,919         13,500
 Other accrued expenses                         140,642        115,980
                                               --------       --------
 Total accrued expenses                        $342,437       $341,480
                                               ========       ========

NOTE 6 - NOTES PAYABLE

          BANK
          ----
          In August 1996, the Company entered into a revolving credit facility with a financing institution that provides a credit line of up to $4,000,000 subject to certain covenants. Advances made to the Company under the facility are based on a certain percentage of eligible accounts receivable, as defined, and a certain percentage of eligible inventory, as defined. The amount of inventory advances under the facility cannot exceed $500,000. The initial term of the facility ends August 1998, with automatic renewals thereafter for one year periods. Advances under the facility bear an interest rate at the Bank of America NT prime plus 3%, and are secured by a first priority lien on all of the Company's assets. Minimum interest charges are currently $15,000 per month.
The Company paid $40,000 to the institution upon execution of the agreement and $40,000 to a facilitator in connection with the placement of the loan. The Company was in violation of certain covenants with respect to working capital and tangible net worth requirements during the first half of 1997. Upon receipt of the Keebler award, the Company was no longer in violation of any of the covenants. No assurance can be given that the Company will not be in violation of such covenants in the future.

          OTHER
          -----
          Notes payable - other, represents the current balance of the original conversion of $601,723 of trade accounts payable. These notes are unsecured and payable in various monthly installments with a maximum repayment of approximately $64,000 in January 1998 (including interest at various rates). The notes have various maturity dates through December 1998.

NOTE 7 - LONG-TERM DEBT

          The Company's long-term debt, which approximates fair value, as of December 31, 1997 and 1996 consists of a 14% note payable in the amount of $37,859, due in monthly installments of $4,033, secured by certain of the Company's equipment. The entire amount is classified as a current liability. Under the Agreement with Coast Business Credit, payments on this note ceased as part of the condition for Coast making the loan.


NOTE 8 - INCOME TAXES

          As the Company has incurred significant operating losses since inception, its current tax provision has been limited to minimum California tax payments.

          The difference between the Federal income tax rate and the effective income tax rate on net income (loss) from continuing operations is as follows:

                                                 1997                     1996
                                                 ----                     ----
Estimated Federal income taxes             34.0%   $ 162,000      (35.0)%  $(2,760,000)
State income taxes, net of Federal
 income tax benefit                         6.0       28,000       (6.0)      (498,000)
Change in valuation allowance             (44.0)    (206,800)      39.1      3,172,000
Other, net                                  4.0       20,000        1.0         82,841
                                          -----    ---------      -----    -----------
                                            -  %   $   3,200         -  %  $     3,159
                                          =====    =========      =====    ===========

          The tax effects of temporary differences that give rise to deferred tax assets and liabilities are as follows:

                                                              1997          1996
                                                          -----------    -----------
Deferred income tax assets:
   Net operating loss carryforwards                       $ 7,230,000    $ 7,259,000
   Tax credit carryforwards                                    70,000         70,000
   Allowance for bad debts                                     70,000         32,000
   Inventory reserves                                         200,000        473,000
   Other                                                       55,000         26,000
                                                          -----------    -----------
      Total gross deferred income tax assets                7,625,000      7,860,000
Deferred income tax liabilities                               (20,000)       (24,000)
                                                          -----------    -----------
                                                            7,605,000      7,836,000
Less valuation allowance                                   (7,605,000)    (7,836,000)
                                                          -----------    -----------
      Net deferred income taxes                           $         -    $         -
                                                          ===========    ===========

          Net deferred tax assets of approximately $7,605,000 resulting from net operating losses, tax credits and other temporary differences have been offset by a valuation allowance since management cannot determine whether it is more likely than not such assets will be realized.

          As of December 31, 1997, the Company had unused Federal and California net operating loss carryforwards of approximately $19,600,000 and $6,400,000, respectively, available to offset against future Federal taxable income and future California taxable income. In addition, the Company had unused research and experimental credits of $44,000 and $26,000 for Federal and California state purposes. The unused net operating loss and credit carryforwards expire in various amounts through the year 2012. In contrast to Federal net operating losses, only 50% of the California net operating losses incurred subsequent to December 31, 1986 may be carried forward. The California net operating losses will expire in various amounts through the year 2002.

          Due to restrictions imposed by the Internal Revenue Code regarding substantial changes in ownership of companies with loss carryforwards, the utilization of the above-mentioned net operating losses may be limited as a result of changes in stock ownership. The annual utilization of these losses is limited to an amount equal to the estimated fair value (for income tax purposes) of the Company at the point of stock ownership change, multiplied by the long-term tax-exempt rate then in effect. The annual limitation has not been quantified at this time.


NOTE 9 - STOCKHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

          The Company entered into a subscription agreement in the amount of $500,000 in April 1997 with an unrelated investor for 500 shares of 1997 Series A Preferred Stock. The preferred stock has a cumulative dividend rate of 6% with no voting rights. The conversion price is the lower of $1.25 per share or a 30% discount to the market price at the time of conversion. The preferred stock is convertible at any time. For accounting purposes, the original issue discount of $214,286 is being treated as a deemed dividend. The facilitator received a 10% fee from the proceeds, as well as warrants to purchase 35,000 shares of common stock at an exercise price of $1.00 per share. Cumulative unpaid dividends amounted to $22,500 at December 31, 1997.

          The Company entered into a subscription agreement in the amount of $250,000 in May 1997 with another investor for 250 shares of 1997 Series A Preferred Stock. The series has a cumulative dividend rate of 6%, no voting rights, and is convertible at any time at the lower of $1.25 or a 30% discount to the market price at the time of conversion. For accounting purposes, the original issue discount of $54,878 is being treated as a deemed dividend. The facilitator received a 10% fee from the proceeds and a warrant to purchase 17,500 shares of common stock at an exercise price of $1.00 per share. Cumulative unpaid dividends amounted to $10,000 at December 31, 1997.

          Each share of Series B 10% Cumulative Convertible Preferred stock is convertible into 1.667 shares of common stock, and cumulative convertible dividends of 10% per annum are payable annually commencing October 1992. The Series B 10% Cumulative Preferred stock has a liquidation preference of $50 per share plus all accrued and unpaid dividends. It is subject to optional redemption by the Company at any time at $50 per share plus accrued and unpaid dividends. Cumulative unpaid dividends amounted to $25,000 and $20,000 at December 31, 1997 and 1996, respectively.

          During 1996, the Company offered the holders of Series B Cumulated Convertible Preferred Stock more favorable exchange rates to encourage conversion of the shares to common stock. As a result, in August 1996, the holder of 500 shares of Series B Cumulative Convertible Preferred Stock exchanged his shares and accumulated accrued and unpaid dividends for 2,500 shares of common stock. The value of the inducement to the Series B holders was not material.

          Each share of Series C Convertible Preferred Stock is convertible into 100 shares of common stock and 100 warrants. Series C Convertible Preferred Stock does not carry any dividend rights. The warrants expired in June 1994. Additionally, the Series C Convertible Stock has a dilutive conversion factor. The Series C Convertible Preferred Stock has a liquidation preference of $1,000 per share after Series B Cumulative Convertible Preferred Stock, and to holders of common stock.

          The shares of Series A, Series B and Series C Preferred stock are not currently registered under the Securities Exchange Act of 1934.


COMMON STOCK

          The Company entered into a subscription agreement in February 1997 with an investor who purchased 500,000 shares of common stock at $1.00 per share. At funding, a 10% fee was paid to a facilitator and warrants were given to that same facilitator to purchase 125,000 shares of common stock at a price of $1.375 per share which was later reduced to $1.00.

          The Company issued 70,000 shares at a value of $1.125 per share as settlement for a contract dispute.

          The Company issued 662,589 shares of common stock to various providers of services under an S-8 filing. The Company realized $638,363 from this transaction.

          100,000 shares of common stock at $.93 per share was issued to a professional firm for previous services rendered.

          The Company issued 86,000 shares of common stock at various amounts per share in compensation for services rendered, realizing $83,581 from this transaction.

          The Company issued 20,000 shares at a value of $1.125 per share and 10,000 shares at a value of $1.06 per share upon the exercise of options granted to a former employee as compensation for consulting services and past unpaid accrued vacation.

          The Company issued 182,600 shares at $.875 per share upon the exercise of options granted under the Non-Incentive Stock Option Plan. Non-officers of the Company paid the exercise price of such options through the application of accrued payroll and other various expenses.

          On July 16, 1997, the Company accepted a cashless exchange of expenses for options on 30,000 shares of common stock valued at $1.00 per share to a consultant.

          The Company issued cashless options of 60,000 shares of common stock valued at $.93 per share and 40,000 shares of common stock valued at $1.00 per share for consulting services.

          In January 1996, the Company completed its private placement offerings of common stock. Total shares issued in these offerings were 1,121,667 at prices of $3.00 to $6.00. Total proceeds to the Company were $3,028,500, net of expenses of $336,500. At December 31, 1995, $1,530,249 was received representing subscriptions for 635,000 common shares under this private placement offering.

          In March 1996, the Company completed a private placement of 250,000 common shares receiving $1,350,000, net of expenses of $150,000.

          In April 1996, the Company completed a private placement of 283,333 common shares receiving $651,590, net of expenses of $118,410.

          In November 1996, the Company converted $400,000 of notes payable to 80,000 shares of common stock at fair market value at that time.

          During 1996 the Company issued 579,957 shares of common stock valued at $1,377,644 to attorneys, consultants and employees as payment for services.

          During September 1995, pursuant to a contractual agreement, the Company issued 100,000 shares of its common stock to a public relations/financial consulting firm and authorized an additional 100,000 shares to be issued to the consulting firm upon performance under the contract for $600,000 of prepaid consulting fees. In 1996, this contract was terminated. As a result, the final 100,000 shares representing $300,000 were never issued and were eliminated from subscribed stock.

          On October 4, 1996, a 1 for 20 reverse stock split was effected. All share amounts in this report have been retroactively adjusted to reflect this stock split.


NOTE 10 - STOCK OPTIONS

          The 1989 Stock Option Plan, as amended (the "Plan") reserved 50,000 shares of common stock (as adjusted for the reverse split effected in 1996) to grant either nonqualified or incentive stock options. All directors, officers, key employees and consultants to the Company or its subsidiaries are eligible under the terms of the Plan. Such options may not be granted at less than 100% of the fair market value at the date of grant (110% for an owner of 10% or more of the outstanding stock). Upon termination of service, the options, which an individual was entitled to exercise at the date of termination may be exercised at any time within six months of such termination. If an employee is terminated with cause, the options are canceled upon termination. As of December 31, 1997, no options are outstanding under this plan.

          In 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan") pursuant to which 2,000,000 shares of Common Stock (as adjusted for the reverse stock split effected in 1996) were reserved for issuance upon the exercise of options. The 1995 Plan is similar to the 1989 Plan in many respects and in the discussion below, each is referred to as a "Plan" and they are collectively referred to as the "Plans".

          The Company has also granted stock options outside the Plans to other individuals, such as employees and consultants, in consideration for services performed. The options were granted at fair market value and at various terms and vesting periods. The following table on the next page summarizes all option activity for the years ended December 31, 1997 and 1996:

                                                  Number of Common Stock Options       Weighted
                                                     1995 Stock    Other Stock          Average
                                                    Option Plan      Options             Price
                                                    -----------    -----------         --------
Outstanding as of January 1, 1996                    2,000,000        794,222            $2.73
Granted                                                 22,500         79,750             1.11
Exercised                                              (53,725)      (120,490)            1.47
Canceled                                              (423,775)       (42,250)            3.78
                                                     ---------      ---------            -----

Outstanding as of December 31, 1996                  1,545,000        711,232             3.54
Granted                                                185,600      3,343,500             0.93
Exercised                                             (182,600)      (160,000)            1.24
Canceled                                              (316,292)        (8,750)            2.02
                                                     ---------      ---------            -----

Outstanding as of December 31, 1997                  1,231,708      3,885,982            $1.55
                                                     =========      =========            =====

Exercisable as of December 31, 1997                  1,131,708      3,095,872            $1.69
                                                     =========      =========            =====

          FASB Statement 123, "Accounting for Stock-Based Compensation," requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement 123. The Company estimates the fair value of each stock option, using the Black-Scholes method, at the weighted-average assumption used for grants in fiscal 1997 and 1996 dividend yield of zero percent; expected volatility of 28 percent and 36 percent; risk-free interest rate of seven percent; and expected lives of 5.1 and 5.0 years, respectively.

          The weighted average fair value of options granted during 1997 and 1996 was $.39 and $.38, respectively.

          Under the accounting provisions of FASB Statement 123, the Company's net income (loss) and income (loss) per share for 1997 and 1996 would have been reduced to the pro forma amounts indicated below:

Net Income (Loss)                      1997          1996
-------------------------------------------------------------
      As reported                    $203,867    ($8,122,815)
      Pro forma                      $(31,881)   ($8,122,815)

Basic income (loss) per share
-----------------------------

      As reported                    $   0.03       ($  1.58)
      Pro forma                      $  (0.01)      ($  1.58)

Diluted income (loss) per share
-------------------------------

      As reported                    $   0.03       ($  1.58)
      Pro forma                      $  (0.01)      ($  1.58)

          Due to the fact that the Company's stock option programs vest over many years and additionally awards may be made each year, the above pro forma numbers are not indicative of the financial impact had the disclosure provisions of FASB 123 been applicable to all years of previous grants. The numbers above do not include the effect of options granted prior to 1995 that vested in 1996 and 1997.

          The following table summarizes information about stock options outstanding at December 31, 1997:

                                         Options
                                       Outstanding                              Options Exercisable
                                                                                -------------------
                         Number      Weighted-Average                        Number           Weighted
     Range of          Outstanding      Remaining       Weighted-Average   Exercisable         Average
Exercisable Prices     At 12/31/97   Contractual Life    Exercise Price    at 12/31/97     Exercise Price
------------------     -----------   ----------------    --------------    -----------     --------------
---------------------------------------------------------------------------------------------------------
  $ 0.80 - $ 2.80       4,197,010           1.8              $ 0.94         3,306,900          $ 0.95
---------------------------------------------------------------------------------------------------------
           $ 3.00         362,333           1.1                3.00           362,333            3.00
---------------------------------------------------------------------------------------------------------
  $ 3.30 - $ 7.50         520,597           0.6                4.67           520,597            4.67
---------------------------------------------------------------------------------------------------------
  $10.00 - $20.00          37,750          9.93               12.52            37,750           12.52
-----------------========================================================================================
           Totals       5,117,690           1.2              $ 1.55         4,227,580          $ 1.69
-----------------========================================================================================

NOTE 11 - COMMITMENTS

LEASE AGREEMENT

          The Company was obligated under a lease agreement for its executive offices through August 1997. From September 1997 forward, the Company is renting the offices on a month-to-month basis at a rate of $6,250 per month.

          Rent expense for the years ended December 31, 1997 and 1996 including parking, included in selling, general and administrative expenses, was $98,538 and $75,743, respectively.


EMPLOYMENT AGREEMENTS

          On December 1, 1993, the Company entered into a three-year employment agreement with Mark Beychok which provided for an annual base salary of $150,000, the grant of an option to purchase 100,000 shares of common stock at $5.00 per share (as adjusted for the reverse stock split effected in 1996), and $1,000,000 of life insurance, the proceeds of which will be split equally between the employee's beneficiary and the Company. In December 1995, in recognition of Mr. Beychok's deferral of his compensation during 1995 and his assuming additional responsibilities within the Company, Mr. Beychok's employment agreement was amended to grant him an additional 62,500 five-year options with an exercise price of $3.00 (as adjusted for the reverse stock split effected in 1996), a price equal to the offering price in the Company's then on-going private placement. In November 1995, Mr. Beychok agreed to convert his accrued salary to stock and options on the same terms as the Company's on-going equity bridge financing. The Company's Board of Directors approved this transaction in December 1995. In such connection, Mr. Beychok converted $45,821 of accrued salary into 19,092 shares; 9,547 options with an exercise price of $4.50; and 9,547 options with an exercise price of $6.00. In September 1997, Mr. Beychok entered into a new employment agreement ("Agreement") with the Company for three years. Under the Agreement, Mr. Beychok receives an annual base salary of $150,000 and was granted options for 450,000 shares of stock at an exercise price of $0.87 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, March 3, 1999, September 3, 1999, and March 3, 2000. In May 1997 the price of all options other than those related to the private placement were repriced to $0.91. In September 1997 Mr. Beychok was given a successful litigation reward of $51,535 plus 100,000 shares of common stock at fair market value of $1.00.

          In August 1996, the Company entered into an employment agreement with John Coppolino, which was dated January 1, 1996. Under his agreement, which is for a one year term, with two one year renewal terms at the option of the Company, Mr. Coppolino received an initial salary of $102,000; and, is entitled to annual increases of 5-6% based on increases in the cost of living. Mr. Coppolino's employment agreement provided for the grant of 225,000 options, expiring December 31, 2000 for the purchase of common stock at $3.00 (as adjusted for the reverse stock split effected in October 1996). Of these options: (i) 56,250 have vested (ii) 56,250 have lapsed and (iii) 56,250 will vest on each of January 1, 1998 and January 1, 1999, subject to the Company meeting certain performance criteria. In May 1997 the Board of Directors reduced the option price of all unlapsed options to $0.91 and removed the vesting requirement. In September 1997, Mr. Coppolino entered into a new employment agreement ("Agreement") with the Company for two years. Under the Agreement, Mr. Coppolino receives an annual base salary of $120,000, and was granted options for 300,000 shares of stock at an exercise price of $0.87 per share. Such options vest 75,000 each on September 3, 1997, March 3, 1998, September 3, 1998, and March 3, 1999. In September 1997, Mr. Coppolino was given a successful litigation reward of $25,000, forgiveness of debt of $25,000, plus 25,000 shares of common stock at $1.00, being the fair market value at the date of the award.

          In June 1997, the Company entered into a two year employment agreement with Jack B. Spencer under which Mr. Spencer will serve the Company as its Chief Operating Officer and Chief Financial Officer. The agreement provides for compensation to Mr. Spencer in the amount of $125,000 per annum and the grant of an aggregate of 300,000 five year incentive stock options with an exercise price of $ 0.91 per share (such being the market price of the common stock on the date the agreement was executed). The options vest as to 109,890 shares on September 15, 1997 and 109,890 shares on June 16, 1998, and 80,220 shares on June 16,
1999. Mr. Spencer's employment agreement provides that if Mr. Spencer's employment by the Company is terminated without cause after September 15, 1997, then Mr. Spencer shall be entitled to six months severance pay. Mr. Spencer's employment agreement also provides that upon the occurrence of certain events constituting a change in control of the Company, as defined therein, followed by certain changes in Mr. Spencer's duties, Mr. Spencer shall be entitled to receive a severance equal to one and one half times his then current annual salary plus certain other benefits designed, in part, to offset any special taxes that might be imposed upon Mr. Spencer in connection with such payments.


AUBURN FARMS TRADEMARK ACQUISITION

          The Company entered into a purchase agreement in 1996 whereby it acquired the Auburn Farms trademark and other related trademarks. Deferred payments, which will be accounted for as royalties under the agreement, amount to 3-1/2% of gross sales of products sold using these trademarks during the 30 months beginning May 1, 1996, with gradually reducing percentages over the next successive three thirty-month periods. Deferred payments under the agreement made in 1996 were $45,612 and in 1997 were $18,801 and were expensed as royalties during the year.


NOTE 12 - MAJOR CUSTOMERS

          The Company derived the following revenue from major customers, each of which provided 10% or more of total revenues during the year ended December 31, 1997 and 1996:


                              1997               1996
                              ----               ----

K-Mart                        $      -           $606,199
A-1 International, Inc.        320,235                  -
                              --------           --------
Total                         $320,235           $606,199
                              ========           ========

NOTE 13 - LITIGATION

          The Company is subject to pending claims and litigation, the most significant of which are discussed below.

          In December 1994, Lloyd Gaunt, who invested an aggregate of $75,000 in certain of the Company's private placements, initiated an action in Superior Court, Orange County, California against his stockbroker, two national brokerage firms, several companies in which he had invested; and, certain of those company's officers. Included among the defendants was the Company and its then Chief Executive Officer. The complaint seeks damages in an unspecified amount in excess of $500,000 and punitive damages in an unspecified amount in excess of $5,000,000. The Court has dismissed the class action claims as to the Company and granted a motion that the claims against the brokerage firms and associated persons must be submitted to arbitration. The Plaintiff has appealed that ruling. The Company denies any liability to the plaintiff and intends to vigorously defend this action. The Company notes that the plaintiff sold a portion of the securities he purchased from the Company, realizing a profit; that the balance of the securities became salable under Rule 144; and that, if sold, the Plaintiff 's losses might be as little as $15,000.

          In connection with the acquisition of assets of Auburn Farms, Inc.,
(AFI) under the FPA, the Company acquired certain rights of AFI against its co-packer and against Barbara's Bakery. The Company is pursuing these rights, and in May 1996, initiated an action alleging Lanham Act violations, misappropriation of trade secrets, unfair competition and related claims. The defendants have filed counterclaims against the Company, Auburn Farms and Mark Beychok alleging various tort and contract claims. The litigation is in the early stages and the Company intends to vigorously pursue the same, with trial scheduled to begin September 14, 1998.

          On October 9, 1996, a complaint was filed in Superior Court, the County of Los Angeles, in an action entitled "Eloy Louis Ellis vs. Vitafort, Inc., a Delaware Corporation; Mark Beychok and Does 1-50 inclusive." The complaint alleges Breach of Oral Contract, Breach of Written Contract, and other similar claims arising out of the consulting relationship that previously existed between the Company and Mr. Ellis. The Complaint seeks damages in an unspecified amount. The court dismissed the complaint against Mark Beychok without leave to amend. Mr. Ellis recently filed an amended complaint against the Company. The Company is defending the action vigorously and trial is scheduled for March 31, 1998.

          The Company filed a counter-claim against Ellis charging violations of
Section 16(b) of the Securities Exchange Act of 1934 (short swing profits). Ellis sold stock in violation of that section and, therefore, the profits, estimated at $20,000, belong to the Company. In March 1998, the court ruled in favor of the Company in this matter and awarded $21,260.

NOTE 14 - RELATED PARTY TRANSACTIONS

          The Company has entered into related party transactions during 1996 and 1997. See Notes 9, 10, 11 and 16 for further detailed information.


NOTE 15 - SUBSEQUENT EVENTS

          In March 1998, the Company entered into a subscription agreement in the amount of $500,000 for 500 shares of Series A 1997 Preferred Stock. The preferred stock has a cumulative dividend rate of 6% with no voting rights. The conversion price is at a discount of 21.5% if the market price of the stock is below $0.6875. If the market price is above $0.6875, the exercise price is the fair market value on the day of exercise; however, the holder receives warrants in sufficient quantity to achieve a profit equal to the computed 21.5% discount. The holder has agreed not to convert before August 10, 1998 in exchange for these terms.

The Company is currently negotiating the acquisition of Global International Sourcing, Inc., ("Global") a Nevada corporation, by acquiring the stock of the corporation from its sole shareholder. Global is a company with international contacts to provide natural and low fat food products for Vitafort to sell into the United States market at a cost significantly below those found in the United States for similar products. The Company has advanced monies to Global as of year end. In the event the acquisition is not completed, the Company feels Global has the resources to repay the advances.


NOTE 16 - LITIGATION RECOVERY, NET OF COSTS

          On June 20, 1997, the Company received notice of the interim award under the arbitration with the Keebler Company. The award was for $5,983,923 as well as compensation for all legal fees and costs associated with the arbitration proceedings. Based on the agreement with ATCOLP INVESTMENT PARTNERS (the "Lender"), in which Donald Wohl, a Director of the Company, is the general partner, the Company agreed to pay the Lender a sliding percentage of the proceeds from the settlement in exchange for advancing $300,000 to the Company to meet the litigation expenses. The Board of Directors, with Mr. Wohl abstaining, considered two bids and found his to be the more reasonable of the two.

          On July 15, 1997, the Company received $6,750,000 in full and final settlement. Of that amount, $1,055,608 was paid for legal fees and costs, plus $1,236,885 to ATCOLP INVESTMENT PARTNERS under the existing agreement and $300,000 to repay the loan. Also, the Company issued a warrant for 200,000 shares of common stock to ATCOLP INVESTMENT PARTNERS as additional consideration. The Company recorded $138,000 as additional fees to ATCOLP for the warrant, that amount being the estimated fair value of non-registered securities on that day. Additionally, the Company was able to cancel $140,829 in debt due to the Keebler Company. The amount of the award, $5,983,000, has been reported as income, under the heading litigation, net of costs, while the difference between the $6,750,000 award and the $5,983,000 recovery, or $767,000, has been treated as a reimbursement of expenses in the general and administrative expenses for the year ended December 31, 1997.

NOTE 17 - EARNINGS PER SHARE

          The following table reconciles the numerators and denominators of the basic and diluted earnings per share computation:

                                                                                  December 31,
                                                                              1997           1996
                                                                              -----          -----
BASIC EARNINGS (LOSS) PER SHARE
   Net income (loss)                                                      $   473,031     $(8,122,815)
   Deemed dividends                                                          (269,164)              -
                                                                          -----------     -----------

   Income (loss) available to common stockholders (numerator)             $   203,867     $(8,122,815)
                                                                          ===========     ===========

   Weighted average common shares outstanding (denominator)                 5,831,404       5,133,665
                                                                          ===========     ===========

   Basic earnings (loss) per share                                        $      0.03     $     (1.58)
                                                                          ===========     ===========

DILUTED EARNINGS (LOSS) PER SHARE
   Income (loss) available to common shareholders (numerator)             $   203,867     $(8,122,815)
                                                                          ===========     ===========

   Weighted average common shares outstanding                               5,831,404       5,133,665
   Weighted average options outstanding                                     2,511,516               -
   Weighted average convertible preferred stock                                 6,667               -
   Stock acquired with proceeds                                            (2,006,190)              -
                                                                          -----------     -----------
   Weighted average common shares and
    assumed conversions outstanding (denominator)                           6,343,397       5,133,665
                                                                          ===========     ===========

Diluted earnings (loss) per share                                         $      0.03     $     (1.58)
                                                                          ===========     ===========


          Options and warrants to purchase 958,565 and 2,256,232 shares of common stock at various prices per share, at December 31, 1997 and 1996, respectively, were not included in the computation of diluted earnings (loss) per share because the effect would be antidilutive.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted under the General Corporation Law of the State of Delaware ("DGCL").

          SECTION 145 of the DGCL, as amended, applies to the Company and the relevant portion of the DGCL provides as follows:

          145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

                    (a)    A corporation may indemnify any person
          who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officer and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purpose of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee                    $ 768.77
National Association of Securities Dealers, Inc. filing fee      $ 753.69
Transfer Agent's and Registrar's Fees                            $      *
Legal fees and expenses                                          $      *
Accounting fees and expenses                                     $      *
Miscellaneous                                                    $      *
                                                                 --------
TOTAL                                                            $      *

*  To be provided by amendment

All amounts estimated except for Securities and Exchange Commission and National Association of Securities Dealers, Inc. filing fee.

(1) As required by agreements between the Company and the Selling Stockholders, all of these expenses of issuance and distribution will be paid by the Company.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

          During February 1995, the Registrant issued $500,000 principal amount of its secured promissory notes and 450,000 options to purchase its common stock at a price of $.07 per share (22,500 options to purchase shares at $1.40 as adjusted for a reverse stock split effected October 4, 1997) in a private placement pursuant to Regulation D under the Securities Act to six accredited investors. The notes were sold for $500,000 and the options for $10,000. The Company paid a commission of 7% to a broker dealer in connection with such notes.

          During June 1995, the Registrant issued 107,486 shares of its common stock (5,374 shares as adjusted for the reverse stock split effected October 4, 1996) to a note holder in exchange for the accrued principal and interest on a note. The note had been issued for cash consideration equal to its face value. The conversion price was $.40 per share ($8.00 as adjusted for a reverse stock split effected October 4, 1996). The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the note holder.

          During July 1995, the Registrant issued 90,000 shares of its common stock (2,250 shares as adjusted for the reverse stock split effected October 4, 1996) for $.07 per share ($1.40 per share as adjusted for the reverse stock split effected October 4, 1996) upon the exercise of an option granted in connection with the

February 1995 private placement described above. The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the option holder. The Company did not pay any commission with respect to such exercise.

          During October 1995, the Registrant issued 4,320,000 shares of its common stock (216,000 shares as adjusted for a reverse stock split effected October 4, 1996) to a note holder upon conversion of a note. $500,000 principal amount of note and $40,000 of accrued interest were converted in such transaction. The conversion price was $.125 per share ($2.50 as adjusted for the reverse stock split effected October 4, 1996). The issuance of the note was exempt from registration by reason of Regulation S promulgated under the Securities Act. The sale was to a non-US person located outside the United States.

          During November 1995, the Registrant issued 5,208,333 shares of its common stock (260,417 shares as adjusted for the reverse stock split effected October 4, 1996) at $.125 per share ($2.50 as adjusted for the reverse stock split effected October 4, 1996) in a private placement pursuant to Regulation D under the Securities Act to accredited investors. The Registrant realized net proceeds of $563,960 from this private placement. For each share purchased in the private placement, the investors also received 1/2 warrant at $.225 ($4.50 as adjusted for the reverse split effected on October 4, 1996) and 1/2 warrant at $.30 ($6.00 as adjusted for the reverse stock split effected on October 4, 1996).

          During December 1995, the registrant issued 64,284 shares of its common stock (3,214 shares as adjusted for a reverse stock split effected on October 4, 1996) to an investor in exchange for 50 shares of its Series B Convertible Preferred Stock and all of the dividends thereon. The transaction was exempt from registration under the Securities Act by reason of Section 3(a)(9) thereof as a transaction with an existing security holder.

          During June and December 1995, the Registrant issued an aggregate of 475,680 shares of its common stock (18,410 shares as adjusted for a reverse stock split effected October 4, 1996) to note holders in exchange for the accrued principal and interest on a note. The note had been issued for cash consideration equal to its face value. The principal amount of the notes was $162,500 and accrued interest was $________. The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the note holder.

          During December 1995, the Registrant exchanged 300 shares of its Series D Preferred Stock for 896,000 shares of its common stock (44,800 shares as adjusted for a reverse stock split effected October 4, 1996) in a privately negotiated transaction which was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the shareholder.

          During January 1996, the Registrant issued 357,143 shares of its common stock (17,856 as adjusted for a reverse stock split effected October 4, 1996) to a consultant in connection with the exercise of an option with an exercise price of $.10 ($2.00 as adjusted for a reverse stock split effected October 4, 1996). The transaction was exempt from registration under the Securities Act by reason of Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the exercising option holder.

          During November 1995 to February 1996, the Registrant sold an aggregate of 22,433,334 shares of its common stock (1,201,667 shares as adjusted for the reverse stock split effected October 4, 1996) at $.15 per share ($3.00 as adjusted for the reverse stock split effected October 4, 1996) in a private placement pursuant to Regulation D under the Securities Act to accredited investors. The Registrant realized net proceeds of $3,028,500 from these private placement and paid the placement agent commissions of $336,500. For each share purchased in these private placements, the investors also received 1/2 warrant at $.225 ($4.50 as adjusted for the reverse split effected on October 4, 1996) and 1/2 warrant at $.30 ($6.00 as adjusted for the reverse stock split effected on October 4, 1996).

          During March 1996, the Registrant exchanged 1,112,533 shares of its common stock (55,627 shares as adjusted for the reverse stock split effected October 4, 1996) for 372.5 shares of its Series D Preferred Stock, including all accrued dividends thereon. The effective price of the exchange was $.375 per share ($7.50 as adjusted for the reverse stock split effected October 4, 1996). The transaction was exempt from the registration requirements of the Securities Act by reason of section 3(a)(9) thereof as a transaction with existing security holders.

          During March 1996, the Registrant issued 5,000,000 shares of its common stock (250,000 shares as adjusted for the reverse stock split effected October 4, 1996) pursuant to the exemption from registration afforded by Regulation S promulgated under the Securities Act for transactions with non-US persons which transactions occur outside the United States. The Registrant received appropriate representations from the investor. Registrant realized net proceeds of $1,350,000 from this private placement and paid the placement agent a commission of $150,000.

          During April 1996, the Registrant issued 5,666,667 shares of its common stock (283,333 shares as adjusted for the reverse stock split effected October 4, 1996) pursuant to the exemption from registration afforded by Regulation S promulgated under the Securities Act for transactions with non-US persons which transactions occur outside the United States. The Registrant received appropriate representations from the investor. Registrant realized net proceeds of $651,590 from these private placements and paid placement agents commissions of $118,410.

          During May 1996, in connection with the private placement in November 1995 to February 1996, the Company issued an aggregate of 4,733,332 shares of its common stock (236,667 shares as adjusted for a reverse stock split effected October 4, 1996) upon conversion of indebtedness of $710,000. The transaction was with accredited investors and was exempt from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder. The Registrant obtained the required investment representations from the investors and otherwise complied with the requirements of Regulation D.

          During July 1996, the Registrant sold 30,000 shares of its common stock (1,500 shares as adjusted for the reverse stock split effected October 4, 1996) upon exercise of an option with an exercise price of $.07 ($1.40 as adjusted for the reverse stock split effected October 4, 1996) in a transaction exempt from the registration requirements of the Securities Act by reason of
Section 4(2) thereof. The Registrant obtained representations with respect to investment intent from the exercising option holder.

          During August 1996, the registrant issued 49,998 shares of its common stock (2,500 shares as adjusted for a reverse stock split effected on October 4, 1996) to an investor in exchange for 50 shares of its Series B Convertible Preferred Stock and all of the dividends thereon. The transaction was exempt from registration under the Securities Act by reason of Section 3(a)(9) thereof as a transaction with an existing security holder.

          During October 1996, the Registrant issued 80,000 shares of its common stock at $5.00 per share to eight accredited investors in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation D promulgated thereunder.

          During February 1997, the Registrant sold 500,000 shares of its common stock to an accredited investor for $1.00 per share. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.

          During April 1997, the Registrant sold 500 shares of its 1997 Series A Preferred Stock to an accredited investor for $1,000 per share. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.

          During May 1997, the Registrant sold 250 shares of its 1997 Series A Preferred Stock to an accredited investor for $1,000 per share. The transaction was exempt from registration under the Securities Act by reason of Regulation D promulgated thereunder.

          During July 1997, the Registrant issued 30,000 shares upon the partial exercise of an option with an exercise price of $1.00 per share. The transaction was exempt from registration under the Securities Act by reason of
Section 4(2) thereof and the Registrant obtained representations with respect to investment intent from the exercising option holder.

ITEM 27.  EXHIBITS.


(a)  The following exhibits are submitted herewith:

     3.l     Certificate of Incorporation of Registrant(i)
     3.2     By-laws of Registrant(i)
     3.3     Agreement and Plan of Merger between the Registrant and
             Vitafort International Corporation, a California corporation(i)
     3.4     Certificate of Designation - Series A Preferred Stock(v)
     3.5     Certificate of Designation - Series B Preferred Stock(v)
     3.6     Certificate of Amendment to the Certificate of Incorporation,
             November 1991(v)
     3.7     Certificate of Designation - Series C Preferred Stock(v)
     3.8     Certificate of Amendment to the Certificate of Incorporation, filed
             February 8, 1994 (vi)
     3.9     Certificate of Designation - Series D Preferred Stock(vi)
     3.10    Certificate of Amendment to the Registrant's Certificate of
             Incorporation, filed November, 1995. Incorporated by reference to
             Exhibit 4.10 filed with the Registrant's Registration Statement on
             Form S-8 filed January 25, 1996 File Number 33-300435 (the " January
             1996 S-8").

     3.11    Certificate of Elimination - Series A Preferred Stock.  Incorporated
             by reference to Exhibit 4.24 to the Registrant's Registration
             Statement on Form S-8 Filed May 22, 1996 File Number 333-04271 (the
             "May 1996 S-8").
     3.12    Certificate of Elimination - Series D Preferred Stock.  Incorporated
             by reference to Exhibit 4.25 to the May 1996 S-8.
     3.13    Certificate of Amendment to the Registrant's Certificate of
             Incorporation, filed October 4, 1996.  Incorporated by reference to
             Exhibit 4.29 to the Registrant's Registration Statement on Form S-8
             Filed December 12, 1996, File Number 333-17763 (the "December 1996 S-
             8").
     3.14    Amended Certificate of Designation of the Registrant's 1997 Series A
             Preferred Stock filed May 1997
     3.15    Amended Certificate of Designation of the Registrant's 1997 Series A
             Preferred Stock filed March 1998 (filed herewith)
     4.1     Specimen Stock Certificate.  Incorporated by reference to Exhibit 4.1
             Filed with the Registrant's Annual Report on Form 10K-SB for the Year
             ended December 31, 1996 (the "1996 10K-SB")
     4.2     Specimen Redeemable Common Stock Purchase Warrant(i)
     4.3     Form of Warrant Agreement(i)
     4.4     Proposed form of Underwriters Warrant Agreement(i)
     4.6     Warrant Extension Agreement, December 18, 1992(v)
     4.7     Warrant Extension Agreement, December 18, 1994(vi)
     4.8     Warrant Extension Agreement, January 18, 1995(vi)
     4.9     Warrant Extension Agreement, April 3, 1995(vi)
     4.10    Warrant Extension Agreement, May 3, 1995.  Incorporated by reference to Exhibit 4.18 to the January 1996 S-8.
     4.11    Warrant Extension Agreement, June 15, 1995.  Incorporated by reference to Exhibit 4.19 to the January 1996 S-8.
     4.12    Warrant Extension Agreement, July 17, 1995.  Incorporated by reference to Exhibit 4.20 to the January 1996 S-8.
     4.13    Warrant Extension Agreement, August 16, 1995. Incorporated by
             reference to Exhibit 4.21 to the January 1996 S-8.
     4.14    Warrant Extension Agreement, December 31, 1995.  Incorporated by
             reference to Exhibit 4.21 to the January 1996 S-8.
     4.15    Warrant Extension Agreement, April 30, 1996.  Incorporated by
             reference to Exhibit 4.23 to the May 1996 S-8.
     4.16    Warrant Extension Agreement, July 31, 1996.  Incorporated by reference to Exhibit  4.26 to the December 1996 S-8.
     4.17    Warrant Extension Agreement, September 30, 1996.  Incorporated by
             reference to Exhibit  4.27 to the December 1996 S-8.
     4.18    Warrant Extension Agreement, November 11, 1996.  Incorporated by
             reference to Exhibit  4.28 to the December 1996 S-8.
     4.19    Warrant Extension Agreement, April 15, 1997.  Incorporated by
             reference to Exhibit 4.19 to the 1996 10K-SB.
     4.20    Warrant Extension Agreement, October 31, 1997.(x)
     5.1     Opinion of Frank J. Hariton, Esq. (filed herewith)
     10.1    Loan Agreement, dated August 19, 1988, between the Registrant and
             Bishop Capital, L.P. and promissory note in the principal amount of
             $150,000(i)
     10.2    License Agreement, dated April 25, 1986, between the Registrant and
             Crystal Geyser Water Registrant and  amendment, dated January 7,
             1988(i)
     10.3    Demand Promissory Note, dated July 10, 1987, from Registrant to Joseph
             R. Daly in the principal amount of $300,000 and Modification, dated
             October 11, 1989(i)
     10.4    License Agreement, dated as of October 9, 1987, between the Registrant and Good Health Beverage, Inc. and amendment, dated November 23,
             1988(i)
     10.5    Product Development Agreement, dated as of January 21, 1988, between the Registrant and International Multifoods, Inc.(i)

     10.6    Beverage Agreement, dated as of October 31, 1988, between  the
             Registrant and PowerBurst Corporation(i)
     10.7    Amended and Restated Agreement, dated August 2, 1989, between the
             Registrant and Vitafort Far East Co., Ltd.(i)
     10.8    Agreement, dated August 11, 1989, between Barry Saltzman, MD. and
             Yoshio Tanaka(i)
     10.9    Lease, dated June 13, 1988, between Registrant and  Shelterpoint
             Equities, Ltd. for offices at 591 Redwood Highway, Mill Valley,
             California(i)
     10.10   Agreement, dated July 25, 1989, between Nutrifish Corporation and Mt.
             Lassen Trout Farms(i)
     10.11   Salmon Rondelles Joint Development and Marketing Agreement, dated as of September 18, 1989, between Nutrifish Corporation and Norwegian
             Seafoods, Inc.(i)
     10.12   Whole Salmon Joint Development and Marketing Agreement, dated as of
             September 26, 1989, between Nutrifish Corporation and Norwegian
             Seafoods, Inc.(i)
     10.13   Employment Agreement, dated September 13, between the Registrant and
             Barry K. Saltzman(i)
     10.14   Employment Agreement, dated September 13, between the  Registrant and
             Jeffrey Lewenthal(i)
     10.15   The Registrant's 1989 Stock Option Plan(i)
     10.16   Stock Option Agreement, dated as of July 17, 1989 between  the
             Registrant and Jeffrey Lewenthal(i)
     10.17   Secrecy Agreement, dated as of May 2, 1986, between the Registrant and
             Hoffman-LaRoche, Inc.(i)
     10.18   Joint Venture Agreement, dated September 29, 1989, between the
             Registrant and Agrolife Technologies, Inc.(i)
     10.19   Consulting Agreement, dated September 13, 1989, between the Registrant and Randall S. Reis(i)
     10.20   Loan Agreement, dated June 15, 1989, between Union Bank and Joseph R.
             Daly(i)
     10.21   Form of Employee Confidentiality Agreement.(ii)
     10.23   Form of Escrow Agreement by and among the Registrant,  Gilford
             Securities Corp., and certain stockholders of  Registrant(i)
     10.24   Promissory Note, made November 21, 1989, by Nutrifish Corporation and payable to Joseph R. Daly(i)
     10.25   Right of First Refusal Agreement, dated November 21, 1989, between
             Nutrifish Corporation and Joseph R. Daly(i)
     10.26   Production License Agreement for Nutrifish Norwegian Salmon, dated
             February 2, 1990, between Nutrifish Corporation and Norwegian
             Seafoods, Inc.(ii)
     10.27   Test Market Agreement, dated December 19, 1989, between  International
             Multifoods Corporation and the Registrant.(ii)
     10.28   Amendment, dated as of December 19, 1989, to the Product  Development
             Agreement between International Multifoods Corporation and the
             Registrant.(ii)
     10.29   Consulting Agreement, dated February 21, 1990, between the Registrant and Joseph R. Daly.(ii)
     10.30   License Agreement between the Registrant and Nulaid Foods, Inc., dated
             April 30, 1990.(ii)
     10.31   License Agreement between the Registrant and Vitafort Latin America, dated July 30, 1990.(ii)
     10.32   Termination Agreement between the Registrant and Jeffrey D. Lewenthal, dated September 12, 1990.(ii)
     10.33   Settlement Agreement and Full Release between Nicholas J. Caputo and
             Registrant, dated October 4, 1990.(ii)
     10.34   Employment Agreement between the Registrant and Stephen D. Clow, dated
             December 1, 1990.(ii)
     10.35   Employment Agreement between the Registrant and Frank A. Corsini, dated January 2, 1991.(ii)

     10.36   Stock Option Agreement between the Registrant and Stephen D. Clow, dated January 2, 1991.(ii)
     10.37   Stock Option Agreement between the Registrant and Frank A. Corsini, dated January 2, 1991.(ii)
     10.38   Letter Agreement, dated February 1, 1991, amending Consulting
             Agreement between the Registrant and Joseph R. Daly.(ii)
     10.39   Letter Agreement, dated March 12, 1991, between the Registrant and
             Joseph R. Daly regarding debt reorganization.(ii)
     10.40   Consulting Agreement between Norman Kretchmer, MD., Ph.D., and the
             Registrant, dated December 20, 1988.(ii)
     10.41   Settlement Agreement between the Registrant and PowerBurst
             Corporation, dated September 23, 1991.(ii)
     10.42   Subscription Agreement between the Registrant and Societe Anonyme
             Financier Industrielle et Garantie, dated November 1, 1991.
             Incorporated by reference to Exhibit 1 to the Registrant's Report on
             Form 8-K dated November 1, 1991.
     10.43   Exclusive Distribution Agreement between Registrant and Chicago Fish
             House, dated June 13, 1991.(ii)
     10.44   Larry Lucas Settlement Agreement, dated March 25, 1993.(v)
     10.45   Frank Corsini, Separation Agreement, dated May 18, 1993.(v)
     10.46   Agreement dated October 5, 1993 between the Registrant and Second
             Nature Technologies, Inc.(iii)
     10.47   Food and Beverage Technology Agreement(iii)
     10.48   Asset Purchase and Sale Agreement, dated as of June 7, 1993 by and among Crystal Clear Farms, Inc., a Maine corporation, the Registrant and Salmon Distribution Subsidiary, Inc. a Maine corporation which was formerly known as Crystal Clear Farms, Inc.(iv)
     10.49   Temporary Operating Agreement dated June 7, 1993 by and  among Samuel
             L. Thompson & Associates, Inc., a Maine  corporation, the Registrant and Crystal Clear Farms, Inc. a Maine corporation (now known as Salmon distribution Subsidiary, Inc.)(iv)
     10.50   Non-Competition Agreement dated July 27, 1993 by and between the
             Registrant and Crystal clear farms, Inc., a Maine corporation.(iv)
     10.51   Employment Agreement dated as of November 29, 1993, between the
             Registrant and Steven Westlund.  Incorporated by reference to exhibit
             99.01 to Form S-8 filed by the Registrant on March 4, 1994 (the "1994
             S-8").
     10.52   Stock Option Agreement dated as of November 29, 1993 between the
             Registrant and Steven Westlund. Incorporated by reference to exhibit
             99.02 to the 1994 S-8.
     10.53   Stock Option Agreement dated as of September 15, 1993 between the
             Registrant and Steven Westlund.  Incorporated by reference to exhibit
             99.03 to 1994 S-8.
     10.54   Employment Agreement dated as of November 29, 1993 between the
             Registrant and Peter Benz.  Incorporated by reference to exhibit 99.04 to 1994 S-8.
     10.55   Stock Option Agreement dated as of November 29, 1993 between the
             Registrant and Peter Benz. Incorporated by reference to exhibit 99.05 to 1994 S-8.
     10.56   Employment Agreement dated as of November 29, 1993 between the
             Registrant and Mark Beychok. Incorporated by reference to exhibit
             99.06 to the 1994 S-8.
     10.57   Stock Option Agreement dated as of November 29, 1993 between the
             Registrant and Mark Beychok. Incorporated by reference to exhibit
             99.07 to the 1994 S-8.
     10.58   Stock Option Agreement dated as of September 15, 1993 between the
             Registrant and Mark Beychok. Incorporated by reference to exhibit
             99.08 to the 1994 S-8.
     10.59   Consulting Agreement dated as of November 29, 1993 between the
             Registrant and Herman Jacobs.  Incorporated by reference to exhibit
             99.09 to the 1994 S-8.
     10.60   Stock Option Agreement dated as of November 29, 1993 between the
             Registrant and Herman Jacobs.  Incorporated by reference to exhibit
             99.10 to the 1994 S-8.
     10.61   Vitafort International Corporation 90 Day Operating Plan. Incorporated
             by reference to exhibit 99.21 to the 1994 S-8.
     10.62   Stock Option Agreement, dated September 15, 1993, between the
             Registrant and Stanley J. Pasarell.  Incorporated by reference to exhibit 99.22 to the 1994 S-8.

     10.63   Separation and Release Agreement, dated as of December 1, 1994, between the Registrant and Peter Benz.(vi)
     10.64   Letter Agreement, dated September 14, 1995, between the Registrant and
             Peter T. Benz.  Incorporated by reference to the like numbered exhibit to the Registrant's Form 10-KSB for the year ended December 31, 1995.
     10.65   Consulting Agreement and Mutual Release, dated as of March 1, 1995, between the Registrant and Steven R. Westlund.  Incorporated by
             reference to the like numbered exhibit to the Registrant's Form 10-KSB for the year ended December 31, 1995.
     10.66   Letter Agreement, dated November 30, 1995, between the Registrant and
             Steven Westlund. Incorporated by reference to the like numbered exhibit to the Registrant's Form 10-KSB for the year ended December
             31, 1995.
     10.67   The Vitafort International Corporation 1995 Stock Option Plan.
             Incorporated by reference to exhibit 99.01 to the January 1996 S-8.
     10.68   Form of Option granted to directors under The Vitafort International
             Corporation 1995 Stock Option Plan and schedule of grants to directors.  Incorporated by reference to exhibit 99.02 to the January
             1996 S-8.
     10.69   Employee Option granted to Mark Beychok under The Vitafort
             International Corporation 1995 Stock Option Plan.  Incorporated by
             reference to exhibit 99.03 to the January 1996 S-8.
     10.70   Amendment, dated December 16, 1995, to the Employment Agreement between the Registrant and Mark Beychok.  Incorporated by reference to exhibit 99.10 to the January 1996  S-8.
     10.71   Option Agreement, dated December 16, 1995, between the Registrant and
             Mark Beychok.  Incorporated by reference to exhibit 99.11 to the
             January 1996 S-8.
     10.72   Conversion Agreement, dated as of December 30, 1995, between the
             Registrant and Mark Beychok.  Incorporated by reference to exhibit
             99.20 to the January 1996 S-8.
     10.73   Class A Option Agreement, dated as of December 30, 1995, between the
             Registrant and Mark Beychok.  Incorporated by reference to exhibit
             99.21 to the January 1996 S-8.
     10.74   Class B Option Agreement, dated as of December 30, 1995, between the
             Registrant and Mark Beychok.  Incorporated by reference to exhibit
             99.22 to the January 1996 S-8.
     10.75   Conversion Agreement, dated as of March 26, 1996, between the
             Registrant and John Coppolino.  Incorporated by reference to Exhibit
             9.18 to the May 1996 S-8.
     10.76   Class A Option Agreement, dated as of March 26, 1996, between the
             Registrant and John Coppolino.  Incorporated by reference to Exhibit
             9.19 to the May 1996 S-8.
     10.77   Class B Option Agreement, dated as of March 26, 1996, between the
             Registrant and John Coppolino.  Incorporated by reference to Exhibit
             9.20 to the May 1996 S-8.
     10.78   Employment Agreement, between the Registrant and John Coppolino.
             Incorporated by reference to Exhibit 10.78 to the 1996 Form 10-KSB.
     10.79   Foreclosure Purchase Agreement related to the Acquisition of assets of
             Auburn Farms, Inc.  Incorporated by reference to Exhibit 1 to the
             Registrant's Form 8-K, dated May 2, 1996.
     10.80   Loan and Security Agreement, dated August 15, 1996, between the
             Registrant and Coast Business Credit, a division of Southern Pacific
             Thrift & Loan Association.  Incorporated by reference to Exhibit 1 to the Registrant's Form 8-K, dated August 15, 1996.
     10.81   Agreement, dated as of July 10, 1996, between the Registrant and
             Second Nature Technologies, Inc.  Incorporated by reference to Exhibit
             10.81 to the 1996 Form 10-KSB.
     10.82   Employment Agreement dated June 16, 1997 between Jack Spencer and the
             Registrant. Incorporated by reference to Exhibit 10.12 of the
             Registrant's Form SB-2 filed July 23,1997
     10.83   Agreement, dated April 1997, between the Registrant and ATCOLP
             Investment Partners, a California Limited Partnership.  Incorporated
             by reference to the Registrant's Form SB-2 filed July 23, 1997

     10.84 Employment Agreement dated September 1997 between the Registrant and Mark Beychok. (x)
     10.85 Employment Agreement dated September 1997 between the Registrant and John Coppolino.(x)
     11.     Computation of Earnings (Loss) per Common Share. (ix)
     16.     Letter on change in certifying accountant. (ix)
     22.     Subsidiaries of the Registrant:
             The Registrant does not have any significant subsidiaries.
     23.1    Consent of BDO Seidman, LLP (filed herewith)
     23.3    Consent of Frank J. Hariton, Esq. (included as part of Exhibit 5)


(i) Incorporated by reference to the same numbered exhibit to the Registrant's Registration Statement on Form S-18, file number 33-31883.
(ii) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1990 and 1989 Form 10-K's.
(iii) Incorporated by reference to exhibits 1 & 2 to the Registrant's September 30, 1993 Form 10-QSB.
(iv) Incorporated by reference to exhibits 1 through 4 to the Registrant's August 7, 1993 Form 8-K.
(v) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1993 Form 10-KSB.
(vi) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1994 Form 10-KSB.
(vii) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1995 Form 10-KSB.
(viii) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1996 Form 10-KSB.
(ix) Incorporated by reference to the same numbered exhibit to the Registrant's December 31, 1997 Form 10-KSB.
(x) Incorporated by reference to the same numbered exhibit to the Registrant's January 14, 1998 Form SB-2/A.

ITEM 29.  UNDERTAKINGS.

A.        Rule 415 Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.        INDEMNIFICATION UNDERTAKINGS.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Los Angeles, State of California on May 6, 1998.

                                    VITAFORT INTERNATIONAL CORPORATION


                                    By:    /s/  Mark Beychok
                                        ------------------------------
                                          Mark Beychok, President

                               POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Beychok and Jack B. Spencer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                             Director, Chief Executive
                             Officer and President
/s/ Mark Beychok             (Principal Executive)           May 6, 1998
------------------------
   Mark Beychok


                             Chief Operating Officer /
                             Chief Financial Officer
                             (Principal Accounting
/s/ Jack B. Spencer          and Financial Officer)          May 6, 1998
-------------------------
Jack B. Spencer


/s/ Donald Wohl              Director                        May 6, 1998
-------------------------
Donald Wohl


/s/ Benjamin Tabatchnick     Director                        May 6, 1998
-------------------------
Benjamin Tabatchnick


/s/ Paul G. Cowen            Director                        May 6, 1998
-------------------------
Paul G. Cowen